Exhibit 10.10

EXECUTION COPY

CREDIT AGREEMENT

dated as of January 6, 2015

among

NEXPOINT CAPITAL, INC.,

STATE STREET BANK AND TRUST COMPANY,

and the other lending institutions party hereto

and

STATE STREET BANK AND TRUST COMPANY

in its capacity as Agent

i

(continued)

(continued)

(continued)

Schedules:

Schedule 1 -	Addresses for Notices, Lending Offices, Commitment Amounts and Commitment Percentages

Exhibits:

Exhibit A -	Form of Note
Exhibit B -	Form of Notice of Borrowing
Exhibit C -	Form of Notice of Conversion
Exhibit D -	Form of Borrowing Base Report
Exhibit E -	Form of Certificate of No Default
Exhibit F -	Form of Assignment and Acceptance
Exhibit G -	Form of Perfection Certificate

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of January 6, 2015, by and among NEXPOINT CAPITAL, INC., a Delaware corporation (the “Borrower”), the Banks (as hereinafter defined) party hereto from time to time and STATE STREET BANK AND TRUST COMPANY as agent for the Banks (in such capacity, the “Agent”).

The parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Account” means, collectively, the account or the accounts that the Custodian has opened and maintains for the Borrower pursuant to the terms and conditions of the Custody Agreement.

“Act” has the meaning set forth in Section 9.10 hereof.

“Additional Commitment” has the meaning set forth in Section 2.09(b) hereof.

“Additional Commitment Bank” has the meaning set forth in Section 2.09(b) hereof.

“Adjusted LIBOR Offered Rate” applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable LIBOR Offered Rate by (ii) 1.00 minus the LIBOR Reserve Percentage. The Adjusted LIBOR Offered Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

“Adjusted Net Assets” means, as at any date of determination, an amount equal to (a) the value of the Total Assets of the Borrower minus (b) the Total Liabilities of the Borrower that are not Senior Securities Representing Indebtedness. For purposes of calculating the Adjusted Net Assets the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged or otherwise segregated to secure such liability (other than assets pledged or encumbered in favor of the Agent or the Custodian which pledge or encumbrance is permitted by Section 5.08).

“Adverse Claim” means any Lien or other right or claim in, of or on any Person’s assets or properties (including the segregation thereof or the deposit thereof to satisfy margin or other requirements, provided that “Adverse Claim” shall not include any segregation which (i) is required to prevent a security of the Borrower from constituting a senior security for purposes of the Investment Company Act and (ii) is not a pledge or security interest) in favor of any other Person other than, in the case of the Borrower, Liens permitted under Section 5.08(a)(i), (ii) or (iii) hereof.

“Affiliate” means, with respect to any Person (the “First Person”) any other Person that (a) is an “Affiliated Person” (within the meaning of the Investment Company Act) of such First Person, (b) is an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act, as amended) of such First Person, or (c) is a Control Affiliate of such First Person.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Aggregate Commitment Amount” means, as of any date, the aggregate of all Commitment Amounts as of such date. On the Effective Date, the Aggregate Commitment Amount is $25,000,000.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption.

“Applicable Law” means any Law of any Authority, including, without limitation, all federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its property is bound.

“Applicable Lending Office” means, with respect to any Bank, (a) in the case of its Base Rate Loans, its Domestic Lending Office, and (b) in the case of its LIBOR Loans, its LIBOR Lending Office.

“Asset Value” means, as of any day of determination in respect of any asset of the Borrower, the Value of such asset computed in the manner as such Value is required to be computed by the Borrower in accordance with the Borrower’s Valuation Procedures and Applicable Law, including, without limitation, the Investment Company Act; provided that the Asset Value of any asset shall be net of the Borrower’s liabilities relating thereto, including without limitation all of the Borrower’s obligations to pay any unpaid portion of the purchase price thereof.

“Assignee” has the meaning set forth in Section 9.06(c) hereof.

“Assignment and Acceptance” has the meaning set forth in Section 9.06(c) hereof.

“Authority” means any governmental or quasi-governmental authority (including the Financial Industry Regulatory Authority, Inc., the stock exchanges, the SEC and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic), whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Authorized Signatory” means any duly authorized officer or other authorized Person of the Borrower, provided that the Agent shall have received a manually signed certificate of an officer of the Borrower bearing a manual specimen signature of such officer or other Person.

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“Bank” means each of State Street, each lender named on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c) hereof, and their respective successors.

“Base Rate” means, for any day, the higher of (a) the Overnight LIBOR Rate as in effect on that day plus the Base Rate Margin and (b) the Federal Funds Rate as in effect from time to time plus the Base Rate Margin.

“Base Rate Loans” means Loans bearing interest calculated by reference to the Base Rate.

“Base Rate Margin” means 1.25%.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning set forth in the preamble hereto.

“Borrowing Base” means, at the relevant time of reference thereto, an amount which is equal to the lesser of (a) 33 1/3% of the Adjusted Net Assets of the Borrower and (b) the sum of the following items, without duplication (to the extent that they are classified as “assets” on the balance sheet of the Borrower in accordance with Generally Accepted Accounting Principles):

(i) 75% of the aggregate Asset Value of all Eligible Senior Loans which have a market value of at least 90% of par value and are rated B- or better by S&P or B3 or better by Moody’s;

(ii) 60% of the aggregate Asset Value of all Eligible Senior Loans which have a market value of at least 50% (but lower than 90%) of par value and are rated B- or better by S&P or B3 or better by Moody’s;

(iii) 30% of the aggregate Asset Value of all Eligible Senior Loans which have a market value of at least 30% of par value and are rated CCC+ or better by S&P or Caa1 or better by Moody’s;

(iv) 90% of the aggregate Asset Value of all Eligible Commercial Paper rated A1 or better by S&P or P1 or better by Moody’s and all Eligible Government Securities;

(v) 80% of the aggregate Asset Value of all Eligible Domestic Debt Securities, Eligible OECD Sovereign Debt Securities and Eligible Guaranteed Debt Securities, in each case rated BBB- or better by S&P or Baa3 or better by Moody’s;

(vi) 70% of the aggregate Asset Value of all Eligible Domestic Debt Securities rated BB- or better (but lower than BBB-) by S&P or Ba3 or better (but lower than Baa3) by Moody’s;

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(vii) 60% of the aggregate Asset Value of all Eligible Domestic Debt Securities rated B- or better (but lower than BB-) by S&P or B3 or better (but lower than Ba3) by Moody’s;

(viii) 50% of the aggregate Asset Value of all Eligible Domestic Equity Securities;

(ix) 30% of the aggregate Asset Value of all High Yield Eligible Domestic Debt Securities; and

(x) 0% of the aggregate Asset Value of all other assets of the Borrower;

provided, that:

(1) if any security or loan asset has a lower rating from one agency than from another, the higher rating shall be disregarded for purposes of the foregoing;

(2) if the sum, without duplication, of (a) all Eligible Commercial Paper, Eligible Domestic Debt Securities, Eligible Government Securities, Eligible Guaranteed Debt Securities, Eligible OECD Sovereign Debt Securities and Eligible Senior Loans, in each such case which has a market value less than 50% of the par value thereof, (b) all Eligible Senior Loans (i) that are unsecured loans or other extensions of credit, (ii) that are loans or other extensions of credit secured by a lien that is not a first perfected lien, or (iii) the issuer in respect of which is domiciled (or whose principal place of business is located) outside the United States, and (c) all High Yield Eligible Domestic Debt Securities, constitutes more than 20% of the Borrowing Base, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(3) if aggregate investments in any one country (other than the United States) constitute more than 10% of the Borrowing Base, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(4) if the securities of any one issuer (other than the Government of the United States) constitute more than 5% of the Borrowing Base, the amount of such excess shall not be included in the calculation of the Borrowing Base; and

(5) no asset shall be included in the calculation of the Borrowing Base if it constitutes an Illiquid Asset or an asset which is the subject of a reverse repurchase agreement, dollar roll or securities lending transaction.

“Borrowing Base Report” means a Borrowing Base Report for the Borrower signed by an Authorized Signatory of the Borrower and in substantially the form of Exhibit D attached hereto.

“Borrowing Date” means the Domestic Business Day or LIBOR Business Day on which Loans are advanced hereunder as specified in a Notice of Borrowing delivered pursuant to Section 2.02(a) hereof.

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“Business Development Company” means a closed-end management investment company registered as such under the Investment Company Act that has elected, pursuant to Section 54 of the Investment Company Act, to be regulated as a business development company thereunder.

“Charter Documents” means, collectively, the articles of incorporation, by-laws and other organizational or governing documents of the Borrower.

“Closing Balance Sheet” has the meaning set forth in Section 3.01(e)(iv).

“Collateral” has the meaning set forth in the Security Agreement.

“Commitment” means the agreement of each Bank, subject to the terms and conditions of this Agreement, to make Loans to the Borrower hereunder.

“Commitment Amount” means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto, as such amount may be reduced from time to time pursuant to Section 2.08 or 9.06(c) hereof or increased from time to time pursuant to Section 9.06(c) hereof.

“Commitment Percentage” means, with respect to each Bank, the percentage set forth opposite the name of such Bank on Schedule 1 attached hereto as such Bank’s percentage of the Aggregate Commitment Amounts of all of the Banks.

“Confidential Material” has the meaning set forth in Section 9.09(a) hereof.

“Consent Date” has the meaning set forth in Section 2.09(a) hereof.

“Control Affiliate” of a Person means (a) any other Person directly or indirectly owning, controlling, or holding with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings.

“Convertible Security” means any debt security (a) issued by an issuer that is convertible, at the option of the holder thereof, into common equity of such issuer, and (b) traded on a major securities exchange.

“Covered Person” has the meaning set forth in Section 9.03(b) hereof.

“Custodian” means State Street Bank and Trust Company.

“Custody Agreement” means that certain Custodian Agreement dated August 26, 2014, among the Borrower, the Custodian and the other parties thereto, as the same may be amended and in effect from time to time.

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“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee which are or are required to be capitalized in accordance with Generally Accepted Accounting Principles, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed or Guaranteed by such Person, (f) all Debt of others Guaranteed by such Person, all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, or other similar obligations, (g) all obligations of such Person in respect of banker’s acceptances and under reverse repurchase agreements, (h) with respect to any counterparty, the obligations of such Person to such counterparty in respect of Financial Contract Liabilities, and (i) all obligations that are senior securities for purposes of the Investment Company Act.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Delinquent Bank” has the meaning set forth in Section 7.10(a) hereof.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Domestic Business Day” means any day (other than a Saturday or Sunday) on which (a) commercial banks are open for the purpose of transacting business in Boston, Massachusetts and New York, New York and (b) the New York Stock Exchange is open.

“Domestic Lending Office” means, initially, the office of each Bank designated as such on Schedule 1 attached hereto; thereafter such other office of such Bank, if any, located in the United States that shall be making or maintaining Base Rate Loans.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01 hereof.

“Eligible Commercial Paper” means a note of an issuer having a maturity of 270 days or less and which is free and clear of any Adverse Claims and in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents (subject to Liens in favor of the Custodian granted pursuant to the Custody Agreement to secure obligations arising thereunder).

“Eligible Domestic Debt Securities” means debt securities of issuers domiciled, and having their principal place of business, in the United States, including, without limitation, corporate bond obligations, which are free and clear of any Adverse Claims and in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents (subject to Liens in favor of the Custodian granted pursuant to the Custody Agreement to secure obligations arising thereunder), provided that Eligible Domestic Debt Securities shall not include (a) any asset that is a direct or indirect participation or subparticipation interest in or assignment or novation of a loan or other extension of credit that is not a corporate bond obligation, or (b) any Convertible Security.

NEXPOINT CAPITAL, INC. CREDIT AGREEMENT

“Eligible Domestic Equity Securities” means common equity securities, in each case of issuers domiciled, and having their principal place of business in the United States, which are traded on a major securities exchange and are free and clear of any Adverse Claims, and in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents (subject to Liens in favor of the Custodian granted pursuant to the Custody Agreement to secure obligations arising thereunder).

“Eligible Government Securities” means any securities issued or guaranteed as to principal or interest by the Government of the United States, which are free and clear of any Adverse Claims and in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents (subject to Liens in favor of the Custodian granted pursuant to the Custody Agreement to secure obligations arising thereunder).

“Eligible Guaranteed Debt Securities” means debt securities guaranteed by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, which are free and clear of any Adverse Claims and in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents (subject to Liens in favor of the Custodian granted pursuant to the Custody Agreement to secure obligations arising thereunder).

“Eligible OECD Sovereign Debt Securities” means the sovereign debt obligations of any country that is a member of the OECD, which are free and clear of any Adverse Claims and in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents (subject to Liens in favor of the Custodian granted pursuant to the Custody Agreement to secure obligations arising thereunder).

“Eligible Senior Loans” means debt obligations (other than securities):

(i) of issuers domiciled and having their principal place of business in the United States and OECD member countries;

(ii) with respect to which the interest payable on the principal amount thereof by the related obligor is payable in cash; provided that 10% of such interest may be paid in kind; provided further that such debt security may also provide for additional interest paid in kind to the extent such additional interest paid in kind (a) was added pursuant to an amendment or supplement to the underlying debt security and (b) is in addition to, and does not reduce, interest payable in cash at the applicable fixed, floating or adjustable interest rate specified for such debt security;

(iii) which have a scheduled final maturity date no later than the tenth anniversary after the related origination date;

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(iv) which are part of a senior credit facility, with respect to which such Loan Asset is not by its terms subordinated (pursuant to contractual provisions or otherwise) to the prior payment of any other liabilities or any equity interests of the related obligor;

(v) which are part of a syndicated credit facility where (a) the sum of the aggregate revolving loan commitment amount plus the aggregate outstanding principal amount of all loans under such facility on the date that the Borrower acquires an interest in such facility is greater than $100,000,000 and (b) the Borrower’s interest in such facility does not exceed 25% of such sum;

(vi) in which the Borrower’s interest in all collateral security therefor, if any, and principal and interest payments thereunder is no less than pro rata and pari passu with all other lenders in the particular tranche in which the Borrower holds an interest or participates in such tranche, as the case may be;

(vii) in respect of which the credit rating of the related agent or its controlling affiliate at the time that the Borrower acquires an interest therein is no less than “A-” from S&P or “A3” from Moody’s;

(viii) which are priced on each Domestic Business Day by Markit Group Limited or Thompson Reuters LPC or their successors;

(ix) which are free and clear of any Adverse Claims;

(x) in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents (subject to Liens in favor of the Custodian granted pursuant to the Custody Agreement to secure obligations arising thereunder);

(xi) with respect to which the Borrower’s interest is not a sub-participation; and

(xii) in respect of which, if the Borrower’s interest therein is a participation, the credit rating of the selling institution is no less than “A-” from S&P or “A3” from Moody’s.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means, with respect to the Borrower, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” has the meaning set forth in Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other

NEXPOINT CAPITAL, INC. CREDIT AGREEMENT

interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Taxes” means (i) net income Taxes (however denominated), franchise Taxes, branch profits Taxes and any other similar Taxes imposed on the Agent or any Bank (or its Applicable Lending Office) by any Authority in the jurisdiction under the laws of which the Agent or such Bank (or its Applicable Lending Office) is organized or in which its principal office is located or through which it holds the Loans, (ii) any Taxes imposed as a result of a present or former connection between the Agent or any Bank (or its Applicable Lending Office) and the jurisdiction imposing such Tax, other than a connection arising solely as a result of the Agent or such Bank (or its Applicable Lending Office) having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement, (iii) any U.S. Federal withholding Taxes imposed under FATCA, (iv) in the case of a Bank (A) withholding Taxes imposed on amounts payable to such Bank at the time such Bank becomes a party to this Agreement (or designates a new lending office or changes its place of organization or principal office), except to the extent that such Bank’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Taxes pursuant Section 2.10(c), and (B) Taxes attributable to such Bank’s failure to comply with Section 2.12.

“Existing Termination Date” has the meaning set forth in Section 2.09(a) hereof.

“Failure” has the meaning set forth in Section 7.10(b) hereof.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Effective Date, (or any amended or successor version of such law that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code.

“Federal Funds Rate” means for any day, a fluctuating rate per annum equal to the rate appearing on Bloomberg page BTMM as of 9:30 a.m. (Boston time) as the “Federal Funds Ask Rate” (or, if such page is unavailable, on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations or, if such rate is not so published, an interest rate per annum equal to the quotation received by the Agent at approximately 9:30 a.m. (Boston time) on such date from a federal funds broker of recognized standing selected by the Agent in its sole discretion on overnight federal funds transactions).

“Financial Contract Liability” means, at any time, with respect to Financial Contracts with any counterparty, the net amount, if any, that a Person would be obligated, in accordance with such Financial Contracts to which such Person is a party, to pay to such counterparty thereto if such Financial Contracts and all transactions thereunder terminated at such time in

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accordance therewith on a complete no-fault basis (including, without limitation, any such amounts that would not be recorded as a liability under Generally Accepted Accounting Principles, such as fees payable upon early termination of a Financial Contract).

“Financial Contracts” means option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, reverse repurchase agreements, securities lending agreements, when-issued securities, swap, swaption, floor, cap, or collar agreements, other similar arrangements and other obligations that would be, but for the segregation of assets thereof, senior securities for purposes of the Investment Company Act.

“Foreign Bank” means any Bank that is organized under the laws of a jurisdiction other than the United States, which, for these purposes shall include each state thereof and the District of Columbia.

“Generally Accepted Accounting Principles” has the meaning set forth in Section 1.02 hereof.

“Government” means, with respect to any sovereignty, the government or any agency or instrumentality thereof.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing, with all Authorities.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“High Yield Eligible Domestic Debt Securities” means all Eligible Domestic Debt Securities rated CCC+ or better (but lower than B-) by S&P or Caa1 or better (but lower than B3) by Moody’s.

“Illiquid Asset” means, as of any date, any asset for which (a) there is no established public or private institutional trading market, such that such asset may be reasonably expected to be sold in such market within seven (7) days in the ordinary course of business at a price approximating the Value of such asset on such date subject only to fluctuations in the market price therefor, (b) the fair market value of such asset is not readily ascertainable from recognized independent sources in the market for such assets, or (c) are otherwise categorized as “illiquid securities” by the Borrower or the Investment Manager.

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“Indemnified Taxes” are (a) any Taxes, other than Excluded Taxes, imposed on or with respect to any amount payable by the Borrower hereunder or under any of the other Loan Documents, and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Period” means, with respect to each LIBOR borrowing, initially the period commencing on the date of such borrowing and ending one, two or three months thereafter, as the Borrower may elect in the applicable Notice of Borrowing, and thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such borrowing and ending on the last day of one of the periods set forth above, as the Borrower may elect in the applicable Notice of Conversion, provided that:

(a) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day;

(b) any Interest Period which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month;

(c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date; and

(d) all LIBOR Loans outstanding at any time shall end on no more than five different dates.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended, or any successor statute and the Treasury regulations promulgated thereunder.

“Investment Company Act” means the Investment Company Act of 1940 as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Investment Manager” means NexPoint Advisors, L.P., a limited partnership organized under the laws of the State of Delaware.

“Investment Policies and Restrictions” means, with respect to the Borrower, the provisions dealing with objectives, policies and restrictions relating to investing and borrowing by the Borrower, as set forth in the Borrower’s Prospectus (as delivered to the Agent on the Effective Date), in each case as such objectives, policies and restrictions were in effect on the Effective Date, as modified as permitted under this Agreement.

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“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof.

“Liabilities” has the meaning set forth in Section 7.05 hereof.

“LIBOR Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

“LIBOR Lending Office” means, initially, the office of each Bank designated as such in Schedule 1 hereto; and thereafter such other office of such Bank, if any, that shall be making or maintaining LIBOR Loans.

“LIBOR Loans” means Loans bearing interest calculated by reference to the LIBOR Offered Rate.

“LIBOR Margin” means 1.15%.

“LIBOR Offered Rate” means, with respect to any LIBOR Loan for any Interest Period, the higher of (a) 0.001%, and (b) the rate appearing on the Reuters “LIBOR01” screen displaying interest rates for dollar deposits in the London interbank market (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time two LIBOR Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits in the London interbank market with a maturity comparable to such Interest Period, provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “LIBOR Offered Rate” with respect to such LIBOR Loan during such Interest Period shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to dollar deposits in the London interbank market as may be reasonably selected by the Agent or, in the absence of such availability, by reference to the rate at which dollar deposits of $1,000,000 in immediately available funds for a maturity comparable to such Interest Period are offered by the principal office of the Agent to leading banks in the London interbank market at approximately 11:00 a.m., London time, two LIBOR Business Days prior to the commencement of such Interest Period.

“LIBOR Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against “Eurocurrency Liabilities” (as that term is used in Regulation D), if such liabilities were outstanding.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest (statutory or other) or encumbrance of any kind in respect of such asset, or any preference, priority or other security or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) with respect to such asset.

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“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents hereof and any and all other documents and instruments required to be executed and delivered by the Borrower pursuant to this Agreement, in each case as amended and in effect from time to time.

“Loans” means the revolving credit loans made or to be made to the Borrower by the Banks pursuant to Section 2.01 hereof.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the ability of the Borrower to fully perform its obligations under this Agreement or any of the other Loan Documents to which it is a party, (b) the Agent’s right, title and interest, on behalf of itself and the Banks, in the collateral pledged to it pursuant to the Security Documents, or on the rights and remedies of the Agent or any Bank under this Agreement or under any of the other Loan Documents, (c) the validity or enforceability of this Agreement or any of the other Loan Documents, or (d) the business, financial condition, operations, assets or properties of the Borrower taken as a whole.

“Maximum Amount” means, as at any date of determination, an amount equal to the least of:

(a) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to Applicable Law, including the Investment Company Act,

(b) the maximum amount of Debt that the Borrower would be permitted to incur without violating the limitations on borrowings adopted by the Borrower in its Investment Policies and Restrictions or elsewhere,

(c) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to any agreements with any Authority, and

(d) the maximum amount of Debt that the Borrower would be permitted to incur without violating Section 5.19 or any other provision of this Agreement,

in each case, as in effect at the time of determination.

“Moody’s” means Moody’s Investors Services, Inc., or any successor performing the same function.

“Multiemployer Plan” means at any time a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

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“Non-Extending Bank” has the meaning set forth in Section 2.09(a) hereof.

“Note(s)” has the meaning set forth in Section 2.04(b) hereof.

“Notice of Borrowing” has the meaning set forth in Section 2.02(a) hereof.

“Notice of Conversion” has the meaning set forth in Section 2.02(b) hereof.

“Obligations” means all indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Agent, existing on the Effective Date or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans to the Borrower or any of the Notes or other instruments at any time evidencing any thereof.

“OECD” means the Organisation for Economic Co-operation and Development or any successor organization.

“OFAC” has the meaning set forth in Section 4.16 hereof.

“Other Connection Taxes” means, with respect to a Bank, Taxes imposed as a result of a present or former connection between such Bank and the jurisdiction imposing such Tax (other than connections arising from such Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, other than Taxes that are Other Connection Taxes imposed with respect to an assignment by a Bank (other than an assignment made pursuant to Section 8.05 hereof.

“Overnight LIBOR Rate” means, as of any day, the higher of (a) 0.001%, and (b) the rate appearing on the Reuters “LIBOR01” screen displaying interest rates for dollar deposits in the London interbank market (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, as the rate for dollar deposits in the London interbank market with a maturity of one LIBOR Business Day, provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “Overnight LIBOR Rate” shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to dollar deposits in the London interbank market as may be reasonably selected by the Agent or, in the absence of such availability, by reference to the rate at which dollar deposits of $1,000,000 in immediately available funds for a term of one LIBOR Business Day are offered by the principal office of the Agent to leading banks in the London interbank market at approximately 11:00 a.m., London time, provided further that in the event such day is not a LIBOR Business Day, then Overnight LIBOR Rate shall be such rate as in effect on the immediately preceding LIBOR Business Day.

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“Participant” has the meaning set forth in Section 9.06(b) hereof.

“Person” means an individual, a corporation, a partnership, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than any Authority) including, without limitation, those of shareholders and creditors and those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

“Prospectus” means, collectively, the Borrower’s prospectus and statement of additional information, each dated October 14, 2014, and filed with the SEC pursuant to Rule 497(h) under the Securities Act, as may be supplemented from time to time.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Replacement Bank” has the meaning set forth in Section 8.05 hereof.

“Representatives” has the meaning set forth in Section 9.09(a) hereof.

“Required Banks” means at any time Banks holding at least a majority of the aggregate unpaid principal amount of the Loans at such time or, if no Loans are then outstanding, Banks having at least a majority of the aggregate Commitment Amounts then in effect; provided, however, that for purposes of determining Required Banks, the Commitment Amount or Loans, as the case may be, of each Delinquent Bank shall be disregarded for so long as such Bank remains a Delinquent Bank.

“Revolving Credit Period” means the period from and including the Effective Date to but excluding the Termination Date.

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“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc., or any successor performing the same function.

“Sanctions” has the meaning set forth in Section 4.16 hereof.

“SEC” means the Securities and Exchange Commission or any other Authority of the United States of America at the time administering the Securities Act, the Investment Company Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

“Security Agreement” means that certain Security Agreement, dated as of the date hereof, between the Borrower and the Agent, on behalf of itself and the Banks, as the same may be amended, restated, modified or supplemented from time to time.

“Security Documents” means, collectively, the Security Agreement and all other security documents hereafter delivered to the Agent granting a Lien on any property of the Borrower to secure the obligations and liabilities of the Borrower under any Loan Document.

“Senior Securities Representing Indebtedness” has the meaning set forth in Section 18(g) of the Investment Company Act.

“State Street” means State Street Bank and Trust Company in its capacity as a Bank hereunder.

“Subsidiary” means, with respect to a Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means January 5, 2016, or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof, provided that the Termination Date (and some or all of the Banks’ Commitments to make Loans to the Borrower hereunder) may be extended in accordance with Section 2.09 hereof.

“Total Assets” means, at any date of determination, all assets which in accordance with Generally Accepted Accounting Principles would be classified as assets upon a balance sheet of the Borrower prepared as of such date, valued in accordance with the methods and procedures described in the Borrower’s Valuation Procedures, provided, however, that Total Assets shall not include (a) equipment, (b) deferred organizational and offering expenses, or (c)(i) the assets of

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any other Person which in accordance with Generally Accepted Accounting Principles would be consolidated with those of the Borrower on such balance sheet, or (ii) the value of any investment in any such Person.

“Total Liabilities” means, at any date of determination, the sum of all liabilities which in accordance with Generally Accepted Accounting Principles would be classified as liabilities upon a balance sheet of the Borrower prepared as of such date, plus, without duplication, the aggregate amount of the Borrower’s Debt and Financial Contract Liability.

“Valuation Procedures” means the Borrower’s Valuation Procedures in effect on the Effective Date, a copy of which was delivered to the Agent prior thereto, or such other valuation policies and procedures as are otherwise consented to in writing by the Agent (such consent not to be unreasonably withheld, conditioned or delayed).

“Value” has the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States of America (“Generally Accepted Accounting Principles”), applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Banks hereunder.

ARTICLE II.

THE CREDIT

SECTION 2.01. Commitments to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay and reborrow from time to time during the Revolving Credit Period, upon notice by the Borrower to the Agent given in accordance with Section 2.02(a) hereof, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts outstanding and all amounts requested) at any one time equal to such Bank’s Commitment Amount, provided that the aggregate principal amount of all Loans outstanding (after giving effect to all amounts requested and the application thereof) (i) shall not exceed at any time the lesser of (a) the Borrowing Base and (b) the Aggregate Commitment Amount; and (ii) shall not cause the Borrower to have an aggregate amount of Debt outstanding that is in excess of the Maximum Amount, in each case in effect at such time. Each borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any integral multiple of $100,000 in excess thereof and shall be made from the several Banks pro rata in accordance with each Bank’s Commitment Percentage. Each Loan shall mature and become due and payable as provided in Section 2.05 hereof.

SECTION 2.02. Notice of Borrowings. (a) The Borrower shall give the Agent a notice substantially in the form of Exhibit B attached hereto (a “Notice of Borrowing”) not later

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than 12:00 noon (Boston time) (or telephonic notice not later than 12:00 noon (Boston time) confirmed in writing substantially in the form of Exhibit B attached hereto not later than 1:00 p.m. (Boston time)) (i) on the Domestic Business Day of each proposed borrowing of a Base Rate Loan and (ii) on the third LIBOR Business Day before each proposed borrowing of a LIBOR Loan, in each case specifying (1) the date of such borrowing, which shall be a Domestic Business Day in the case of a Base Rate Loan or a LIBOR Business Day in the case of a LIBOR Loan, (2) whether such borrowing shall be of a Base Rate Loan or a LIBOR Loan, (3) the aggregate principal amount of such borrowing, (4) for a LIBOR Loan only, the applicable Interest Period and (5) if applicable pursuant to Section 2.03(b)(y) hereof, wire instructions. Each Notice of Borrowing or oral request shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 3.02(a) through (d) hereof (and, in the case of the initial Loan to be made hereunder, Section 3.01(b) through (g), and (i) through (l) hereof) have been satisfied on the date of such notice and will be satisfied on the date of such borrowing.

(b) The Borrower may elect from time to time to convert any outstanding Base Rate Loan or LIBOR Loan to a Loan of the other type, or to roll over any outstanding LIBOR Loan upon the expiration of an Interest Period with respect thereto, by giving a notice to the Agent substantially in the form of Exhibit C attached hereto (a “Notice of Conversion”) (or telephonic notice confirmed in a writing substantially in the form of Exhibit C attached hereto), provided that (i) with respect to any conversion into or rollover of a LIBOR Loan, the Notice of Conversion shall be given within the time period for the giving of a Notice of Borrowing for a LIBOR Loan as set forth in Section 2.02(a) hereof, (ii) no Loan may be converted into or rolled over as a LIBOR Loan (1) if the Interest Period therefor would extend beyond the Termination Date or (2) if an Event of Default has occurred and is continuing (in which case, if the Agent has or the Required Banks have determined in its or their sole discretion not to permit such continuations, such Loan shall automatically become a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of such Event of Default), (iii) a LIBOR Loan may be converted into a Base Rate Loan or rolled over as a LIBOR Loan only on the last day of the Interest Period applicable thereto, and (iv) if the Borrower fails to give a Notice of Conversion for a LIBOR Loan the Borrower shall be deemed to have elected to convert such Loan to a Base Rate Loan on the last day of the Interest Period applicable thereto. Conversions to and from LIBOR Loans shall be in such amounts and pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Loans having the same Interest Period shall equal to $1,000,000 or a larger integral multiple of $100,000.

SECTION 2.03. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing or an oral request for a borrowing in accordance with Section 2.02(a) hereof, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such borrowing. Such Notice of Borrowing or oral request shall not thereafter be revocable by the Borrower and shall obligate the Borrower to accept the Loans requested from the Banks on the date of such borrowing.

(b) Not later than 2:00 p.m. (Boston time) on the Borrowing Date of each borrowing, each Bank shall make available its share of such borrowing, in federal or

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other funds immediately available in Boston, to the Agent at its address referred to in Section 9.01 hereof. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied or waived, the Agent will (x) make its share of such borrowing and the funds so received from the other Banks available to the Borrower at the Agent’s aforesaid address or (y) at the election of Borrower as set forth in the applicable Notice of Borrowing, as may be reasonably acceptable to the Agent, wire its share of such borrowing and the funds so received from the other Banks to a third party designated by the Borrower in such Notice of Borrowing, in each case, in federal funds or other funds immediately available to the Borrower or such other third party, as applicable, in each case on the Borrowing Date. The failure or refusal of any Bank to make available to the Agent as provided herein its share of any borrowing shall not relieve any other Bank from its several obligations hereunder.

(c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay the principal amount of an outstanding Loan to such Bank, the Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Agent as provided in clause (a) of this Section or remitted by the Borrower to the Bank as provided in Section 2.10 hereof, as the case may be.

(d) Unless the Agent shall have received notice from a Bank prior to any Borrowing Date that such Bank will not make available to the Agent such Bank’s share of such borrowing, the Agent may assume that such Bank has made such share available to the Agent on such date in accordance with clause (b) of this Section and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank agrees to repay to the Agent, upon demand, such amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such amount, such amount so repaid shall constitute such Bank’s Loan included in such borrowing for purposes of this Agreement. If and to the extent that such Bank shall not have so made such share available to the Agent within three Domestic Business Days after demand by the Agent, the Borrower agrees to repay to the Agent, upon demand, such amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.06 hereof. The provisions of this Section 2.03(d) shall not relieve any such Bank from any liability to the Borrower.

SECTION 2.04. Loan Accounts; Notes; Records. (a) The Loans made by each Bank to the Borrower shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the date of any Loan or at the time of receipt of any payment of principal of any Loan, an appropriate notation on its loan accounts or records, including computer records, reflecting the making of such Loan or (as the case may be) the

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receipt of such payment. The outstanding amount of the Loans set forth in any such loan accounts or records, including any computer records, maintained by a Bank with respect to the Loans made by it shall, absent manifest error, be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such loan account or record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the other Loan Documents to make payments of principal of and interest on the Loans when due.

(b) The Borrower hereby agrees that if, in the opinion of any Bank, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the Debt of the Borrower resulting from the Loans made, or to be made, by such Bank, then, upon request of such Bank, the Borrower shall promptly execute and deliver to such Bank, a promissory note (each, a “Note” and, collectively, the “Notes”) substantially in the form of Exhibit A attached hereto, payable to such Bank in an amount equal to such Bank’s Commitment Amount or, if less, the aggregate unpaid principal amount of such Bank’s Loans, plus interest thereon as provided below, provided, that as a condition to issuing any Note in replacement of a previously issued Note that has been lost, the Borrower may require an indemnity with respect to lost instruments from such Bank, in form and substance satisfactory to the Borrower and its counsel.

(c) The Agent’s records with respect to the Loans, the interest rates applicable thereto, each payment by the Borrower of principal and interest on the Loans and fees, expenses and any other amounts due and payable in connection with this Agreement and the other Loan Documents shall, absent manifest error, be prima facie evidence of the amount of the Loans and the amount of principal and interest paid by the Borrower in respect of the Loans and as to the other information relating to the Loans and amounts paid and payable by the Borrower hereunder and under the other Loan Documents.

SECTION 2.05. Mandatory Payments; Optional Prepayments. (a) Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date. The Borrower promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans outstanding on such date, together with all accrued and unpaid interest thereon and other amounts outstanding hereunder.

(b) If at any time the aggregate principal amount of Loans outstanding to the Borrower exceeds the Borrowing Base, the Borrower shall, within three (3) Domestic Business Days, prepay such principal amount of one or more Loans (together with, in the case of LIBOR Loans, accrued interest thereon and the amount, if any, payable pursuant to Section 8.06 hereof) as may be necessary so that after such prepayment the aggregate principal amount of Loans outstanding to the Borrower does not exceed the Borrowing Base.

(c) If at any time the aggregate principal amount of Loans outstanding to the Borrower exceeds the Maximum Amount, the Borrower shall, within three (3) Domestic Business Days, prepay such principal amount of one or more Loans

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(together with, in the case of LIBOR Loans, accrued interest thereon and the amount, if any, payable pursuant to Section 8.06 hereof) as may be necessary so that after such prepayment the aggregate principal amount of Loans outstanding to the Borrower does not exceed the Maximum Amount.

(d) If at any time the aggregate principal amount of Loans outstanding to the Borrower exceeds the Aggregate Commitment Amount or the principal amount of Loans outstanding to any one Bank exceeds the Commitment Amount of such Bank, the Borrower shall promptly, but in any case within one (1) Domestic Business Day, prepay such principal amount of one or more Loans (together with, in the case of LIBOR Loans, accrued interest thereon and the amount, if any, payable pursuant to Section 8.06 hereof) as may be necessary to eliminate such excess.

(e) The Borrower may, with notice to the Agent no later than 11:30 a.m. (Boston time) on the Domestic Business Day of such payment in the case of Base Rate Loans and upon at least three LIBOR Business Days’ notice of such payment in the case of LIBOR Loans, prepay any Loans in whole at any time, or from time to time in part in an aggregate principal amount not less than $1,000,000 and in larger integral multiples of $100,000, by paying the principal amount to be prepaid (together with, in the case of LIBOR Loans, accrued interest thereon to the date of prepayment and the amount, if any, payable pursuant to Section 8.06 hereof). Each notice delivered by the Borrower pursuant to this paragraph shall be irrevocable; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of other relevant events, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such borrowing.

(f) If the Borrower prepays all or any portion of the principal amount of any LIBOR Loan on any day other than the last day of the Interest Period relating thereto, such prepayment shall include the amounts, if any, payable pursuant to Section 8.06 hereof.

(g) Upon receipt of a notice of prepayment pursuant to clause (e), the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment.

(h) Subject to the satisfaction of the conditions set forth in Section 3.02 hereof, Loans prepaid prior to the Termination Date may be reborrowed prior to the Termination Date.

SECTION 2.06. Interest Rates. (a) Subject to clause (c) of this Section 2.06, each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Loan is made up to but not including the date such Loan is repaid in full, at a rate per annum equal to the Base Rate as in effect from time to time. Interest on each Base Rate Loan shall be payable in arrears on the first Domestic Business Day of each calendar month and on the Termination Date.

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(b) Subject to Section 2.06(c) and Section 8.06 hereof, each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such LIBOR Loan is made or continued through and including the last day of the Interest Period applicable thereto, at a rate per annum equal to the sum of the LIBOR Margin plus the applicable Adjusted LIBOR Offered Rate. Interest on each LIBOR Loan shall be payable in arrears on the first Domestic Business Day of each calendar month and on the Termination Date.

(c) Any overdue principal of (whether at stated maturity, by acceleration or otherwise) and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but not including the date of actual payment, at a rate per annum equal to two percent (2%) above (i) in the case of overdue principal, the rate of interest otherwise applicable to such Loans pursuant to this Section 2.06 and (ii) in the case of other amounts, the Base Rate, in each case until such amount shall be paid in full (after as well as before judgment).

(d) The Agent shall determine the interest rate applicable to the Loans hereunder and its determination thereof shall be conclusive and binding for all purposes in the absence of manifest error.

SECTION 2.07. Fees. (a) During the Revolving Credit Period, the Borrower shall pay to the Agent for the account of each Bank a commitment fee at the rate of 0.15% per annum on the daily amount by which such Bank’s Commitment Amount exceeded the aggregate outstanding principal amount of the Loans made by such Bank (including, in the case of a Delinquent Bank, the principal amount of all Loans with respect to which such Bank is delinquent). Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date. Accrued commitment fees payable hereunder shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first such day after the Effective Date, and on the Termination Date.

(b) On the Effective Date, the Borrower shall pay to the Agent, for its own account, a non-refundable structuring fee in the sum of $25,000.

SECTION 2.08. Termination and Reduction of Commitments. (a) Each Bank’s Commitment Amount permanently shall reduce to $0 and each Bank’s Commitment shall terminate on the Termination Date.

(b) Subject to Section 2.05(d) hereof, during the Revolving Credit Period, the Borrower may, upon at least three (3) Domestic Business Days’ prior written notice to the Agent, (i) terminate the Commitments at any time, or (ii) reduce from time to time the aggregate Commitment Amounts by an aggregate amount of $1,000,000 or integral multiples of $1,000,000 in excess thereof, whereupon the Commitment Amounts of each of the Banks shall be reduced pro rata in accordance with their

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Commitment Percentage of the amount specified in such notice or, as the case may be, each Bank’s Commitment shall be terminated. Each notice delivered by the Borrower pursuant to this paragraph shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of other relevant events, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly after receiving any notice of the Borrower delivered pursuant to this Section, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction in the Commitment Amounts or termination of the Commitments may be reinstated.

SECTION 2.09. Extension of Termination Date. (a) The Borrower may, by notice to the Agent (which shall promptly deliver a copy to each of the Banks) not less than 30 days and not more than 60 days prior to the Termination Date then in effect hereunder (the “Existing Termination Date”), request that the Banks extend the Termination Date for an additional 364 days from the Existing Termination Date. Each Bank, acting in its sole discretion, shall, by notice to the Borrower and the Agent given on the date (and, subject to the provision below, only on the date) 21 days prior to the Existing Termination Date (provided, if such date is not a Domestic Business Day, then such notice shall be given on the next succeeding Domestic Business Day) (the “Consent Date”), advise the Borrower whether or not such Bank agrees to such extension; provided that each Bank that determines not to extend the Termination Date (a “Non-Extending Bank”) shall notify the Agent (who shall notify the Borrower) of such fact promptly after such determination (but in any event no later than the Consent Date) and any Bank that does not advise the Borrower on or before the Consent Date shall be deemed to be a Non-Extending Bank. The election of any Bank to agree to an extension of the Termination Date shall not obligate any other Bank to agree to such extension.

(b) The Borrower shall have the right on or before the Existing Termination Date to replace each Non-Extending Bank with, and otherwise add to this Agreement, one or more other commercial banks, which may include any Bank (each, prior to the Existing Termination Date, an “Additional Commitment Bank”) with the approval of the Agent (which approval shall not be unreasonably delayed or withheld). Each Additional Commitment Bank shall enter into an Assignment and Acceptance pursuant to which such Additional Commitment Bank shall, effective as of the Existing Termination Date, undertake a Commitment (an “Additional Commitment”). If any such Additional Commitment Bank is a Bank, its Additional Commitment shall be in addition to such Bank’s Commitment hereunder on such date.

(c) If (and only if) Banks with Commitment Amounts that, in the aggregate, together with the proposed Commitment Amounts of the Additional Commitment Banks that will become effective on the Existing Termination Date, aggregate at least 51% of the aggregate Commitment Amounts (not including the proposed Commitment Amounts of the Additional Commitment Banks) on the Consent Date shall have agreed to extend the Existing Termination Date, then,

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effective as of the Existing Termination Date, the Existing Termination Date shall be extended to the date which is 364 days after the Existing Termination Date (provided, if such date is not a Domestic Business Day, then such Termination Date as so extended shall be the next preceding Domestic Business Day) and each Additional Commitment Bank shall thereupon become a “Bank” with a Commitment for all purposes of this Agreement.

(d) Notwithstanding the foregoing, the extension of the Existing Termination Date shall not be effective with respect to any Bank unless:

(i) no Default or Event of Default shall have occurred and be continuing on the date of the notice requesting such extension, the Consent Date or the Existing Termination Date;

(ii) each of the representations and warranties of the Borrower in Article IV hereof shall be true and correct in all material respects on and as of each of the date of the notice requesting such extension, the Consent Date and the Existing Termination Date with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iii) each Non-Extending Bank shall have been paid in full by the Borrower all amounts owing to such Bank hereunder on or before the Existing Termination Date.

If the Existing Termination Date is extended as provided in this Section 2.09, (a) the Commitment of each Non-Extending Bank shall terminate on the Existing Termination Date and (b) from and after the Existing Termination Date, the aggregate Commitment Amounts of the Banks shall not include the Commitment Amounts of the Non-Extending Banks.

SECTION 2.10. General Provisions as to Payments. (a) The Borrower shall make each payment of principal and interest on the Loans and of fees hereunder and all other amounts due hereunder not later than 2:00 p.m. (Boston time) on the date when due, in Dollars and in federal or other funds immediately available in Boston, to the Agent at its address referred to in Section 9.01 hereof. The Agent shall promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day and interest shall accrue during such extension. Except as otherwise provided in the definition of Interest Period, whenever any payment of principal of, or interest on, LIBOR Loans shall be due on a day which is not a LIBOR Business Day, the date for payment thereof shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding LIBOR Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

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(b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

(c) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made in Dollars without setoff or counterclaim and free and clear of and without deduction for any Taxes, unless the Borrower is required by law (as determined in the good faith discretion of the Borrower or its agent) to make such deduction or withholding. If any Indemnified Taxes are required to be withheld, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such Indemnified Taxes been required to be withheld. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all Taxes deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. If the Borrower reasonably believes that such Indemnified Taxes were not correctly or reasonably asserted, the applicable Bank will use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes (which shall be repaid to the Borrower so long as such efforts would not, in the good faith determination of the Bank, result in any material additional costs, expenses or risks or be otherwise disadvantageous to it).

(d) [reserved]

(e) If the Agent or a Bank determines, in its reasonable discretion, that it has received a refund or credit of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to clause (c) of this Section 2.10, it shall pay over such refund or credit to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under clause (c) of this Section 2.10), net of all out-of-pocket expenses of the Agent or such Bank and without interest (other than any interest paid by the relevant Authority with respect to such refund or credit); provided, that the Borrower, upon the request of the Agent or such Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Authority) to the Agent or such Bank in the event the Agent or such Bank is required to repay such refund or credit to such Authority. Each Bank agrees, that upon the occurrence of any event giving rise to a Tax as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to clause (c) of this Section 2.10, it will use reasonable efforts to mitigate the

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continuing effect of any such event, including by completing and delivering or filing any Tax-related forms which would reduce or eliminate such Tax or additional amounts.

(f) Each Bank agrees to use reasonable efforts to change the jurisdiction of its Applicable Lending Office if such a change would avoid the need for, or reduce the amount of, any additional amounts payable by the Borrower pursuant to Section 2.10(c) hereof and would not subject the Bank to any out-of-pocket cost or expense or, in the reasonable judgment of the Bank, be disadvantageous to the Bank in any respect.

SECTION 2.11. Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the prime rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Agent’s determination of interest rates shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.12. Withholding Tax Exemption. (a) Each Bank that is not a Foreign Bank shall deliver to the Borrower (with a copy to the Agent) an original signed, properly completed IRS Form W-9 (or any successor form) certifying that the Bank is not subject to U.S. backup withholding tax, on or prior to the date on which the Bank becomes a Bank under this Agreement, promptly upon the obsolescence, expiration, or invalidity of any form previously delivered by the Bank, and from time to time thereafter upon the request of the Borrower or Agent.

(b) Any Foreign Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent, including without limitation, as will enable the Borrower or the Agent to determine whether or not the Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, each Foreign Bank shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and promptly upon the obsolescence, expiration or invalidity of any form or certificate previously delivered by such Foreign Bank or from time to time thereafter upon the request of the Borrower or the Agent), whichever of the following is applicable:

(i) original signed and duly completed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party that reduces or eliminates withholding tax;

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(ii) original signed and duly completed copies of Internal Revenue Service Form W-8ECI (or successor form);

(iii) in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a written certificate that such Foreign Bank is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” receiving interest from a related person within the meaning of section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) original signed and duly completed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (or successor form);

(iv) to the extent a Foreign Bank is not the beneficial owner, original signed and duly completed copies of Internal Revenue Service Form W-8IMY (or successor form), accompanied by Internal Revenue Service Form W-8ECI (or successor form), Internal Revenue Service From W-8BEN (or successor form), Internal Revenue Service Form W-8BEN-E (or successor form), a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9 (or successor form) and/or other certification documents from each beneficial owner, as applicable; provided that if the Bank is a partnership and one or more direct or indirect partners of the Bank are claiming the portfolio interest exemption, the Bank may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; or

(v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(c) If a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Bank shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this clause (c) of Section 2.12 hereof, “FATCA” shall include any amendments made to FATCA after the Effective Date.

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SECTION 2.13. Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

ARTICLE III.

CONDITIONS

SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied or waived in accordance with Section 9.05 hereof:

(a) receipt by the Agent of counterparts hereof signed by each of the parties hereto;

(b) receipt by the Agent of (i) a perfection certificate from the Borrower substantially in the form of Exhibit G attached hereto, (ii) copies of the results of current UCC lien searches (or the equivalent in the applicable jurisdictions), such results to be in form and substance reasonably satisfactory to the Agent, (iii) the Security Agreement, and (iv) such other documents, instruments and/or agreements as the Agent may reasonably require to perfect its security interest in the Collateral in the relevant jurisdictions;

(c) receipt by the Agent of the legal opinion of Dechert LLP, counsel for the Borrower, addressed to the Agent and the Banks and covering such matters relating to the transactions contemplated hereby as the Agent may reasonably request;

(d) receipt by the Agent of a certificate manually signed by an officer of the Borrower to the effect set forth in clauses (b) (if the Borrower is submitting a Notice of Borrowing on the Effective Date), (c) and (d) of Section 3.02 hereof, such certificate to be dated the Effective Date and to be in form and substance satisfactory to the Agent;

(e) receipt by the Agent of a manually signed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance satisfactory to the Agent and dated the Effective Date as to the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories who are authorized to execute and take actions under the Loan Documents for and on behalf of the Borrower, and certifying and attaching copies of (i) Charter Documents (other than those delivered pursuant to Section 3.01(g) hereof), with all amendments thereto, (ii) the resolutions of the Borrower’s Board of Directors authorizing the transactions contemplated hereby, (iii) the investment advisory agreement between the Borrower and the Investment Manager as then in effect, along with any other investment management or submanagement agreements to which the Borrower is a party as then in effect, (iv) the Prospectus then in effect, and (v) a balance sheet of the Borrower, dated the Effective Date, and prepared in accordance with Generally Accepted Accounting Principles (the “Closing Balance Sheet”);

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(f) a legal existence and good standing certificate for the Borrower from the Secretary of State of the State of Delaware, dated as of a recent date;

(g) a copy of the articles of incorporation of the Borrower, with all amendments, certified as of a recent date by the Secretary of State of the State of Delaware;

(h) receipt by the Agent on behalf of each Bank of a duly completed Form FR U-1 referred to in Regulation U signed by the Borrower; and

(i) receipt by the Agent of payment of (i) all reasonable fees and expenses (including reasonable fees and disbursements of special counsel for the Agent) then payable hereunder for which invoices have been presented and (ii) all fees then due and payable pursuant to Section 2.07(b) hereof.

The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

SECTION 3.02. All Borrowings. The obligation of any Bank to make a Loan on the occasion of any borrowing is subject to the satisfaction of the conditions precedent set forth in Section 3.01 hereof (or such conditions being waived in accordance with Section 9.05 hereof) and the satisfaction of the following conditions:

(a) receipt by the Agent of a duly completed Notice of Borrowing (together with all attachments referred to therein) as required by Section 2.02 hereof, along with (i) in the case of the initial Loan made hereunder, a current completed Form FR U-1 referred to in Regulation U signed by the Borrower, and (ii) in the case of all Loans made hereunder (including such initial Loan), to the extent required by Regulation U, a current completed Form FR U-1 referred to in Regulation U signed by the Borrower and, if reasonably requested by the Agent, such other information with respect to compliance with Regulation U in form reasonably acceptable to the Agent, including where required by Regulation U a current list of the assets of the Borrower, including all margin stock;

(b) the fact that, immediately after such borrowing, the aggregate outstanding principal amount of the Loans (i) will not exceed the lesser of (A) the Borrowing Base and (B) the Aggregate Commitment Amount as in effect on such date; and (ii) will not cause the aggregate amount of the Borrower’s outstanding Debt to exceed the Maximum Amount;

(c) the fact that, immediately before and after such borrowing, no Default or Event of Default shall have occurred and be continuing; and

(d) the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such borrowing and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific earlier date, as of such specific date).

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Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

SECTION 3.03. Security. To secure the payment and performance in full of all of its Obligations, the Borrower granted to the Agent, for the benefit of itself and the Banks, a security interest in all of the Borrower’s assets pursuant to the terms of the Security Documents.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

SECTION 4.01. Existence and Power; Investment Company. (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all authorizations and approvals required to carry on its business as now conducted. The Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets, and properties, including without limitation, the performance of the Borrower’s Obligations, requires such qualification, except where failure to be so qualified or in good standing would not be reasonably expected to have a Material Adverse Effect.

(b) The Borrower is a Business Development Company, and the outstanding shares of each class of its stock (i) have been duly issued and are fully paid and non-assessable, (ii) have been duly registered under the Securities Act or sold in transactions exempt from registration under the Securities Act, and (iii) have been sold only in states or other jurisdictions in which all filings required to be made under applicable state securities laws have been made.

SECTION 4.02. Authorization; Execution and Delivery, Etc. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under this Agreement and each of the other Loan Documents are within its corporate powers, and have been duly authorized by all requisite corporate action by the Borrower. This Agreement and each of the other Loan Documents have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 4.03. Noncontravention. Neither the execution and delivery by the Borrower of this Agreement, the other Loan Documents nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by the Borrower will (a) conflict with, or result in a breach or

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violation of, or constitute a default under any of the Charter Documents, (b) conflict with, or result in a violation of, any of the Borrower’s Investment Policies and Restrictions, (c) conflict with or contravene (i) any Applicable Law, (ii) any contractual restriction binding on or affecting the Borrower or any of its assets, or (iii) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or any of its assets, (d) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which the Borrower is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates), or (e) result in any Adverse Claim upon any asset of the Borrower.

SECTION 4.04. Governmental Authorizations; Private Authorization. The Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement and each of the other Loan Documents and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by the Borrower in connection with the execution and delivery by the Borrower of, or the performance of its obligations under, this Agreement or any of the other Loan Documents.

SECTION 4.05. Regulations T, U and X. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents and the transactions contemplated hereunder and thereunder will not violate any provision of Regulation T, Regulation U or Regulation X.

SECTION 4.06. Non-Affiliation with Banks. None of the Borrower or any Affiliate of the Borrower is an Affiliate of any Bank or any Affiliate of any Bank known to the Borrower.

SECTION 4.07. Subsidiaries. The Borrower has no Subsidiaries.

SECTION 4.08. Financial Information. (a) The Closing Balance Sheet presents fairly, and each financial statement delivered by the Borrower to the Banks in accordance with Section 5.01 hereof, together with the notes and schedules thereto, when delivered in accordance therewith, will present fairly, in all material respects, in conformity with Generally Accepted Accounting Principles, the financial position of the Borrower as of the date thereof.

(b) Since the date of the Closing balance Sheet, there has been no material adverse change in the business, assets or financial condition of the Borrower.

(c) Each of the financial statements of the Borrower (whether audited or unaudited) delivered to the Banks under the terms of this Agreement fairly present all material contingent liabilities in accordance with Generally Accepted Accounting Principles.

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SECTION 4.09. Litigation. There is no action, suit, proceeding or investigation of any kind pending against, or to the knowledge of the Borrower, threatened against or affecting, the Borrower before any court or arbitrator or any Authority which could reasonably be expected to have a Material Adverse Effect.

SECTION 4.10. ERISA. (a) The Borrower has no material liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

(b) Assuming that the sources of the funds for the Loans do not constitute “plan assets” subject to ERISA, no Loan will constitute a “prohibited transaction” under Section 406(a) of ERISA or Section 4975(c)(1)(A)-(D) of the Internal Revenue Code for which an exemption is not available.

SECTION 4.11. Taxes. The Borrower has elected to be treated and qualifies as a “regulated investment company” within the meaning of the Internal Revenue Code. The Borrower has timely filed all United States federal income Tax returns and all other material Tax returns which are required to be filed by it, if any, and has paid all Taxes due pursuant to such returns, if any, or pursuant to any assessment received by the Borrower, except for any Taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with Generally Accepted Accounting Principles consistently applied, and the charges, accruals and reserves on the books of the Borrower in respect of Taxes, if any, are adequate. No Liens for Tax have been filed against the Borrower or any of its property.

SECTION 4.12. Compliance. (a) The Borrower is in compliance with the Investment Company Act in all material respects except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect. The Borrower is in compliance with all other Applicable Laws and all of the terms of any applicable licenses and permits issued by, any Authority except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect or where noncompliance therewith would not be reasonably expected to have a Material Adverse Effect. The Borrower is in compliance with all agreements and instruments to which it is a party or to which any of its properties may be bound, in each case where the violation thereof would be reasonably expected to have a Material Adverse Effect. The Borrower is in compliance in all material respects with all of its Investment Policies and Restrictions.

(b) No Default or Event of Default has occurred and is continuing.

(c) The Borrower is not subject to any Applicable Law (other than the Investment Company Act) which limits its ability to incur Debt hereunder. The Borrower has not entered into any agreement with any Authority limiting its ability to incur Debt hereunder.

SECTION 4.13. Fiscal Year. The Borrower has a fiscal year which is twelve calendar months ending on December 31 of each year.

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SECTION 4.14. Full Disclosure. All information heretofore furnished by the Borrower to the Agent and the Banks for purposes of or in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower to the Agent or the Banks in connection with this Agreement or any of the other Loan Documents will be, when delivered, true and accurate in all material respects on the date as of which such information is stated or certified, and such information does not contain, or will not contain, when delivered, when taken as a whole, any material misrepresentation or any omission to state therein, in light of the circumstances in which they were made, matters necessary to make the statements made therein not misleading in any material respect. The Borrower has disclosed to the Banks in writing all facts which, to the best of the Borrower’s knowledge after due inquiry (to the extent the Borrower can now reasonably foresee), may give rise to the reasonable possibility of a Material Adverse Effect.

SECTION 4.15. Account. All assets of the Borrower that are included in the calculation of the Borrowing Base are held in or credited to the Account.

SECTION 4.16. Sanctions, Etc. (i) Neither the Borrower nor any director, officer, employee, agent or Affiliate of the Borrower is a Person that is, or is owned or controlled by Persons that are (x) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (y) located, organized or resident of a country or territory that is, or whose government is, the subject of Sanctions (currently Cuba, Iran, North Korea, Sudan and Syria); (ii) the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and (iii) the Borrower and its officers and directors and to the knowledge of the Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

SECTION 4.17. Title to Assets. The Borrower has good and marketable title to all properties, assets and rights, except where failure to have such title would not reasonably be expected to have a Material Adverse Effect.

ARTICLE V.

COVENANTS

The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

SECTION 5.01. Information. The Borrower will deliver to the Agent (along with copies for each of the Banks if such information is not delivered in electronic form):

(a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such fiscal year, and the related

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statements of operations and changes in net assets of the Borrower for such fiscal year, together with an audit report thereon issued by McGladrey LLP or other independent public accountants of nationally recognized standing;

(b) as soon as available and in any event within 90 days after the end of the first semi-annual period of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such period, and the related statements of operations and changes in net assets of the Borrower of such period, all in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, consistently applied;

(c) as soon as available and in any event not later than the second Domestic Business Day after the end of each calendar month, a Borrowing Base Report as of the close of business on the last Domestic Business Day of such calendar month;

(d) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above and each Borrowing Base Report delivered pursuant to clause (c) above, a certificate of an Authorized Signatory in substantially the form of Exhibit E attached hereto stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(e) promptly (and in any event within three (3) Domestic Business Days) after any officer of the Borrower obtains knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, a certificate of an Authorized Signatory setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(f) promptly upon the filing thereof with the SEC or the mailing thereof to shareholders of the Borrower, copies of all annual and semi-annual reports to shareholders, amendments and supplements to the Borrower’s registration statement, the Prospectus, non-routine proxy statements, financial statements and other materials of a financial or otherwise material nature;

(g) promptly upon any officer of the Borrower becoming aware of any action, suit or proceeding of the type described in Section 4.09 hereof, notice and a description thereof and copies of any filed complaint relating thereto;

(h) notice in reasonable detail of each change to the Investment Policies and Restrictions at least thirty (30) days prior to the effective date of such change; and

(i) from time to time such additional information regarding the financial position or business of the Borrower, including without limitation, listing and valuation reports, as the Agent, at the request of any Bank, may reasonably request.

SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, at or before maturity, all of the Borrower’s material obligations, including, without limitation, Tax

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liabilities, except where the same may be contested in good faith by appropriate proceedings, and where reserves, in accordance with Generally Accepted Accounting Principles, have been provided on the books of the Borrower.

SECTION 5.03. Maintenance of Insurance. The Borrower will maintain with financially sound and reputable insurance companies, policies with respect to its assets and property and business of the Borrower against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act and, in addition, as are customary in the case of registered closed-end investment companies; and will furnish to the Agent, upon request, information presented in reasonable detail as to the insurance so carried.

SECTION 5.04. Conduct of Business and Maintenance of Existence. (a) The Borrower will continue to engage in business of the same general type as now conducted by it.

(b) The Borrower will preserve and keep in full force and effect its existence as a Delaware corporation. The Borrower will preserve, renew and keep in full force and effect its rights, privileges and franchises necessary in the normal conduct of its business except where failure to do so would not be reasonably expected to have a Material Adverse Effect. The Borrower will maintain in full force and effect its status as a Business Development Company.

(c) The Borrower will not amend, terminate, supplement or otherwise modify any of its Charter Documents if such amendment, termination, supplement or modification would reasonably be expected to have a Material Adverse Effect. The Borrower will provide copies to the Agent of all amendments, supplements, terminations and other modifications of any of its Charter Documents, in each case prior to the effective date of any such amendment, supplement, termination or other modification. The Borrower will comply in all material respects with its Charter Documents.

(d) The Borrower will, subject to the provisions of the Security Agreement, at all times place and maintain the Collateral in the custody of the Custodian.

SECTION 5.05. Compliance with Laws. The Borrower will comply in all material respects with the Investment Company Act and the requirements of any Authority having jurisdiction over the Borrower with respect thereto except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect. The Borrower will comply in all material respects with all other Applicable Laws and requirements of any Authority having jurisdiction over the Borrower except where the necessity of compliance therewith is contested in good faith by appropriate proceedings, exemptive relief has been obtained therefrom and remains in effect or where noncompliance therewith would not reasonably be expected to have a Material Adverse Effect. The Borrower will file all material federal and other material Tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all Taxes due pursuant to such returns and other material governmental assessments and charges as and when they become due (except those that are being contested in good faith by the Borrower and as to which the Borrower has established appropriate reserves on its books and records).

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SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with Applicable Law, including the Investment Company Act, and will, upon three Domestic Business Days advance notice and during normal business hours, permit representatives of the Agent, at the Agent’s expense, to visit and inspect any of its offices, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, at a frequency not more than once every calendar year; provided that, during the continuance of an Event of Default, the Borrower will permit representatives of the Agent, or any Bank designated by the Agent, to conduct such examinations, at any time during business hours and with reasonable advance notice, with any reasonable frequency. The right of inspection described in this Section 5.06 shall not apply to any information regarding shareholders of the Borrower to the extent the Borrower is prohibited from providing such information by Regulation S-P, 17 CFR Part 248.

SECTION 5.07. Debt. The Borrower will not create, assume or suffer to exist any Debt other than:

(a) Debt arising under this Agreement, the Notes and the other Loan Documents;

(b) Debt in favor of the Custodian and incurred in the ordinary course of business for (i) the purpose of clearing and settling the purchase and sale of securities, (ii) temporary or emergency purposes, or (iii) in connection with foreign exchange transactions relating to the clearing and settling of purchases and sales of securities;

(c) Debt in respect of judgments or awards that do not constitute an Event of Default, including any unsecured performance bond in respect of such judgments or awards; and

(d) Debt arising in connection with portfolio investments and investment techniques arising in the ordinary course of the Borrower’s business to the extent that such Debt is permissible under the Investment Company Act and consistent with the Borrower’s Investment Policies and Restrictions, including, without limitation, any Debt arising under reverse repurchase agreements and derivative transactions;

provided that the Borrower will not at any time issue or have outstanding any preferred stock.

SECTION 5.08. Liens. (a) The Borrower will not create, assume, incur or suffer to exist any Lien on any of its assets (including the income and profits thereof) whether such asset is now owned or hereafter acquired, except (i) Liens in favor of the Agent, for the benefit of itself and the Banks, securing the obligations of the Borrower under the Loan Documents, (ii) Liens for Taxes, the payment of which is not at the time required or which are being contested in good faith by the Borrower and as to which the Borrower has established appropriate reserves on

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its books and records, (iii) Liens in favor of the Custodian granted pursuant to the Custody Agreement to secure obligations arising under such custody agreement, and (iv) encumbrances created in connection with the Borrower’s portfolio investments and investment techniques to the extent not prohibited by the Borrower’s Investment Policies and Restrictions, Section 5.07 hereof or the Investment Company Act.

(b) The Borrower will not create, assume, incur or suffer to exist any Lien on any of the Collateral except (i) Liens of the Agent, on behalf of itself and the Banks, created by or pursuant to any of the Security Documents or any of the other Loan Documents and (ii) Liens permitted under Section 5.08(a)(ii) and (iii) hereof.

SECTION 5.09. Consolidations, Mergers and Sales of Assets. The Borrower will not consolidate or merge with or into any other Person, nor will the Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (in each case, whether in one transaction or a series of related transactions), except (i) for mergers in which the Borrower is the surviving entity, provided that the Agent shall have received prior written notice thereof and such documents evidencing the continued enforceability of the Loan Documents (and continued perfection and priority of the Lien created by the Security Agreement) against the Borrower as the Agent may have reasonably requested in connection therewith, and (ii) that the Borrower may sell its assets in the ordinary course of business. The Borrower will not invest all of its investable assets in any other closed-end management investment company or otherwise employ a master-feeder or fund of funds investment structure or any other multiple investment company structure in respect of investments of all its investable assets.

SECTION 5.10. Use of Proceeds. Proceeds of Loans may be used only to leverage the Borrower’s investment portfolio and for temporary liquidity needs of the Borrower, in each case in accordance with its registration statement, the Prospectus and Applicable Law and regulations, including, without limitation, Regulation U. Each Loan shall be made in compliance with, and subject to, such Regulation U and no portion of any proceeds of any Loan shall be used directly or indirectly in violation of any provision of any statute, regulation, order or restriction applicable to any Bank or the Borrower.

SECTION 5.11. Compliance with Investment Policies and Restrictions. The Borrower will at all times comply in all material respects with the Investment Policies and Restrictions.

SECTION 5.12. Non-Affiliation with Banks. The Borrower will not at any time become an Affiliate of any Bank or any Affiliate of any Bank known to the Borrower.

SECTION 5.13. Regulated Investment Company. The Borrower will use reasonable best efforts to maintain its status as a “regulated investment company” under the Internal Revenue Code at all times and will use reasonable best efforts to make sufficient distributions to qualify to be taxed as a “regulated investment company” pursuant to subchapter M of the Internal Revenue Code.

SECTION 5.14. [reserved].

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SECTION 5.15. ERISA. The Borrower will not have any material liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

SECTION 5.16. Fiscal Year. The Borrower will not, without the consent of the Agent (not to be unreasonably withheld) change its fiscal year from that set forth in Section 4.13 hereof.

SECTION 5.17. Regulation U. The Borrower shall deliver to the Agent from time to time, at the Agent’s reasonable request, such documents or information, including a current completed Form FR U-1 referred to in Regulation U and a current list of assets, in each case as reasonably required in order for the Banks to comply with Regulation U.

SECTION 5.18. Custodian. State Street (or any Control Affiliate thereof) will at all times be the custodian of the Borrower’s assets. If ever a Control Affiliate of the Custodian becomes the custodian of the Borrower’s assets, prior to or simultaneously with such Control Affiliate becoming the custodian of the Borrower’s assets, the Borrower shall have caused such Control Affiliate to enter into a control agreement for the benefit of the Agent and the Banks in form and substance satisfactory to the Agent.

SECTION 5.19. Asset Coverage. The Borrower will not at any time permit the aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness to exceed 33 1/3% of its Adjusted Net Assets.

SECTION 5.20. Maximum Amount. The Borrower will not at any time permit the aggregate amount of its outstanding Debt to exceed the Maximum Amount for more than three Domestic Business Days after the occurrence of such event or such shorter time as may be required by Applicable Law.

SECTION 5.21. Negative Pledge. The Borrower will not enter into any agreement prohibiting or limiting the Borrower from encumbering any of its assets, other than (a) this Agreement and the other Loan Documents and (b) any documents or agreements evidencing or governing any Debt permitted by Section 5.07(d) hereof (in which case, any such prohibition or limitation shall not apply to any of the Collateral).

SECTION 5.22. Further Assurances. The Borrower shall execute and deliver all such documents and instruments, and take all such actions, as the Agent may from time to time reasonably request with respect to the transactions contemplated hereunder or under any of the other Loan Documents.

SECTION 5.23. Sanctions, Etc. The Borrower:

(a) shall not, directly or indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any activities or business of or with any Person, or in any country or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise); and

(b) shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

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ARTICLE VI.

DEFAULTS

SECTION 6.01. Events of Default. If one or more of the following events (each an “Event of Default”) shall have occurred and be continuing:

(a) the Borrower shall fail to pay when due (whether at maturity or any accelerated date of maturity or any other date fixed for payment or prepayment) (i) any principal of any Loan or (ii) any interest on any Loan provided such interest remains owing and unpaid for a period of three Domestic Business Days or (iii) any fees or any other amount payable hereunder or under any of the other Loan Documents; or

(b) the Borrower shall fail to observe or perform any covenant contained in Section 5.01(a), (b), (c) or (d), 5.04(b), 5.07, 5.08, 5.09, 5.10, 5.12, 5.14, 5.15, 5.16, 5.17, 5.18, 5.19, 5.20, 5.21 or 5.23 hereof; or

(c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or any Loan Document (other than those covered by clauses (a) or (b) above) and such failure shall continue unremedied for a period of thirty (30) days after the occurrence thereof; or

(d) any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made); or

(e) the Borrower shall fail to make any payment in respect of any Debt of the Borrower in an aggregate amount equal to or in excess of 5% of the Borrower’s then-current Total Assets; or

(f) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower which Debt in the aggregate is at least 5% of the Borrower’s then-current Total Assets, or enables the holder of such Debt (or any Person acting on such holder’s behalf) to accelerate the maturity thereof or, in the case of a Financial Contract, (i) enables the non-defaulting party to terminate the contract evidencing such Debt and (ii) such event or condition shall not have been waived or cured by the holder of such Debt within five (5) Domestic Business Days; or

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(g) the Borrower shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or any of its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the Borrower shall make a general assignment for the benefit of creditors, or shall fail generally (or admit in writing its inability) to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(h) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect; or

(i) a judgment or order for the payment of money (not paid or, in the reasonable determination of the Agent, fully covered by insurance or other indemnity from a third party) shall be rendered against the Borrower, provided that (i) such judgment or order shall be in excess of 5% of the Borrower’s then-current Total Assets or more and (ii) and such judgment or order shall continue unsatisfied or unstayed for a period of thirty (30) days; or

(j) any investment advisory agreement or management agreement with the Investment Manager which was in effect on the Effective Date for the Borrower shall terminate, or the Investment Manager shall cease to be the Investment Manager to the Borrower unless the successor thereto is a Control Affiliate of the Investment Manager; or

(k) a Person other than the Custodian (or any Affiliate thereof) or State Street Bank and Trust Company (or any Affiliate thereof) shall be the custodian for the assets of the Borrower; or

(l) the Agent for any reason shall cease to have a valid and perfected first priority security interest in the Collateral, free and clear of all Adverse Claims other than Liens permitted under Section 5.08 hereof;

then, and in every such event, the Agent shall (i) if requested by Banks constituting Required Banks by notice to the Borrower terminate the Commitments, and they shall thereupon terminate, and (ii) if requested by Banks constituting Required Banks by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without

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presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, automatically without any notice to the Borrower or any other act by the Agent or any Bank, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 6.02. Remedies. No remedy herein conferred upon the Banks is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 6.01 hereof, each Bank, if owed any amount with respect to the Loans may, with the consent of the Required Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, for the specific performance of any covenant or agreement contained in this Agreement or any of the other Loan Documents, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank.

ARTICLE VII.

THE AGENT

SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Any reference to an agent for the Banks in, or in connection with, any Loan Document shall be a reference to the Agent.

SECTION 7.02. Action by Agent. The duties and responsibilities of the Agent hereunder are only those expressly set forth herein. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loans Documents shall be construed to constitute the Agent as a trustee for any Bank. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default except as expressly provided in Article VI.

SECTION 7.03. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

SECTION 7.04. Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection

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herewith (i) with respect to liability to one or more Banks only, with the consent or at the request of the Required Banks, or (ii) in the absence of its own gross negligence, bad faith or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of the Borrower; (c) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (d) the validity, enforceability, effectiveness or genuineness of this Agreement, the Notes, the other Loan Documents or any other instrument or writing furnished in connection herewith or therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

SECTION 7.05. Indemnification. Each Bank shall, ratably in accordance with its Commitment Percentage, indemnify the Agent and its affiliates, officers, directors and employees (to the extent not reimbursed by the Borrower) for all claims, liabilities, losses, damages, costs, penalties, actions, judgments and expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel (collectively, the “Liabilities”) that such Person may suffer or incur in connection with this Agreement or any of the other Loan Documents or any action taken or omitted by such Person hereunder or thereunder, provided that no Bank shall have any obligation to indemnify any such Person against any Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence, bad faith or willful misconduct, provided, however, that no action taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section.

SECTION 7.06. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

SECTION 7.07. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent with, if no Event of Default has occurred and is continuing, the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Banks within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

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SECTION 7.08. Agent as Bank. In its individual capacity, State Street and any other Bank that serves as a successor Agent hereunder shall have the same obligations and the same rights, powers and privileges in respect of its Commitment and the Loans made by it as it would have were it not also the Agent.

SECTION 7.09. Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

SECTION 7.10. Delinquent Banks. (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that (i) willfully does not or (ii) does not as a result of a Failure (as defined below) (A) make available to the Agent its pro rata share of any Loan, or (B) comply with the provisions of Section 9.04 hereof with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a “Delinquent Bank”) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The provisions of this Section 7.10 shall not affect the rights of the Borrower against any such Delinquent Bank.

(b) For purposes of this Section 7.10, a “Failure” of a Bank shall mean (i) it shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an

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involuntary case or other proceeding commenced against it, or (ii) it makes a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or (iii) an involuntary case or other proceeding shall be commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, or (iv) an order for relief shall be entered against it under the bankruptcy laws as now or hereafter in effect.

ARTICLE VIII.

CHANGE IN CIRCUMSTANCES

SECTION 8.01. Additional Costs; Capital Adequacy. (a) If any new law, rule or regulation, or any change after the Effective Date in the interpretation or administration of any applicable law, rule or regulation by any Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency in connection therewith issued, promulgated or enacted after the Effective Date shall:

(i) subject any Bank (or its Applicable Lending Office) to any Tax with respect to its Loans, its Note or its Commitment, except for Excluded Taxes; or

(ii) impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) any other condition affecting its Loans, its Note or its Commitment; or

(iii) impose on any Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans or such Bank’s Commitment;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, funding, issuing, renewing, extending or maintaining any Loan or such Bank’s Commitment, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, promptly upon demand by such Bank (and in any event within thirty (30) days after demand by such Bank) and delivery to the Borrower of the certificate required by clause (c) hereof (with a copy to the Agent), the Borrower shall pay to such Bank the additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b) If any Bank shall determine that any change after Effective Date in any existing applicable law, rule or regulation or any new law, rule or regulation regarding liquidity or capital adequacy, or any change therein, or any change after the Effective

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Date in the interpretation or administration thereof by any Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any new request or directive of general applicability regarding liquidity or capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency issued, promulgated or enacted after the Effective Date, has or would have the effect of reducing the rate of return on capital of such Bank (or its parent corporation) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its parent corporation) could have achieved but for such law, change, request or directive (taking into consideration its policies with respect to liquidity and capital adequacy) by an amount deemed by such Bank to be material, then from time to time, promptly upon demand by such Bank (with a copy to the Agent) (and in any event within thirty (30) days after demand by such Bank) the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent corporation) for such reduction.

(c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank; provided that the Borrower shall not be required to compensate a Bank pursuant to this Section for any amounts incurred more than three months prior to the date that such Bank notifies the Borrower of such Bank’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such three-month period shall be extended to include the period of such retroactive effect. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

SECTION 8.02. Basis for Determining Interest Rate Inadequate or Unfair. If, on or prior to the first day of any Interest Period for any borrowing of LIBOR Loans, the Agent shall determine or be notified by the Required Banks that:

(a) adequate and reasonable methods do not exist for ascertaining the interest rate applicable for such Interest Period on the basis provided for in the definition of LIBOR Offered Rate, or

(b) the Adjusted LIBOR Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to the Banks of funding their LIBOR Loans for such Interest Period,

the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event, until the Agent notifies the Borrower and the Banks that the circumstances giving rise to such suspension

NEXPOINT CAPITAL, INC. CREDIT AGREEMENT

no longer exist, (i) any Notice of Borrowing or Notice of Conversion with respect to LIBOR Loans shall be automatically withdrawn and shall be deemed to be a request for a Base Rate Loan, (ii) each LIBOR Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Banks to make LIBOR Loans shall be suspended until the Agent or the Required Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent at the instruction of the Required Banks, shall so notify the Borrower and the Banks.

SECTION 8.03. Illegality. If any future applicable law, rule, regulation, treaty or directive, or any change in any present or future applicable law, rule, regulation, treaty or directive, or any change in the interpretation or administration of any present or future applicable law, rule, regulation, treaty or directive by any Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its LIBOR Lending Office) with any new request or new directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, (a) the commitment of such Bank to make LIBOR Loans or convert Base Rate Loans to LIBOR Loans shall forthwith be suspended, and (b) such Bank’s Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the last day of the Interest Period applicable to such LIBOR Loans or within such earlier period as may be required by law. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different LIBOR Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall reasonably determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Loans to maturity and shall so specify in such notice, the Borrower shall promptly prepay in full the then outstanding principal amount of each such LIBOR Loan, together with accrued interest thereon and any amount payable by the Borrower pursuant to Section 8.06 hereof. Concurrently with prepaying each such LIBOR Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related LIBOR Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

SECTION 8.04. Base Rate Loans Substituted for Affected LIBOR Loans. If (a) the obligation of any Bank to make LIBOR Loans has been suspended pursuant to Section 8.03 hereof or (b) any Bank has demanded compensation under Section 8.01(a) hereof with respect to LIBOR Loans and the Borrower shall, by at least two LIBOR Business Days’ prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a) all Loans which would otherwise be made by such Bank as LIBOR Loans shall be made instead as Base Rate Loans, and

(b) after each of its LIBOR Loans has been repaid, all payments of principal which would otherwise be applied to repay such LIBOR Loans shall be applied to repay its Base Rate Loans instead.

NEXPOINT CAPITAL, INC. CREDIT AGREEMENT

SECTION 8.05. Replacement Banks. Upon (a) the election of any Bank to request reimbursement by the Borrower for amounts due under Sections 8.01 or 8.03 hereof, (b) the suspension of any Bank’s obligation to make, convert to or continue LIBOR Loans or (c) any Bank becoming a Delinquent Bank, the Borrower may, upon prior written notice to the Agent and such Bank, request that the Agent find a replacement Bank which shall be reasonably satisfactory to the Agent and the Borrower (a “Replacement Bank”). Each Bank agrees that, should it be identified for replacement pursuant to this Section 8.05, it will promptly execute and deliver all documents and instruments reasonably required by the Borrower to assign such Bank’s Loans and Commitment to the applicable Replacement Bank. The Agent shall cooperate with the Borrower in seeking a Replacement Bank and shall use its best efforts to identify a Replacement Bank and complete the assignment to such Replacement Bank of such Loans and Commitment within 45 days of said written notice.

SECTION 8.06. Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (excluding, however, the LIBOR Margin) that such Bank shall sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of any LIBOR Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion relating thereto in accordance with Section 2.02 hereof or (c) the making of any payment of a LIBOR Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

SECTION 8.07. Change of Law. For the avoidance of doubt and notwithstanding anything herein to the contrary, for all purposes of this Credit Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of law) and (ii) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law). For the purposes of this Section 8.07, any such directive or issuance pursuant to Dodd-Frank or Basel III shall be deemed to be a change in law regardless of the date enacted, adopted, issued, promulgated or implemented.

ARTICLE IX.

MISCELLANEOUS

SECTION 9.01. Notices. All notices, requests, consents and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing)

NEXPOINT CAPITAL, INC. CREDIT AGREEMENT

and shall be given to such party at its address or telex number or facsimile number set forth on Schedule 1 attached hereto. Each such notice, request, consent or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VII shall not be effective until received.

SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Notes shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall promptly pay (i) all reasonable and documented out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation, negotiation and closing of this Agreement and the Loan Documents, the syndication of the facility established hereby, any waiver or consent hereunder or any amendment hereof or thereof or any waiver of any Default or Event of Default or alleged Default or Event of Default hereunder, and any amendment or termination hereof or thereof and (ii) if a Default or an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of outside legal counsel, in connection with such Default or Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. For the avoidance of doubt, the Borrower shall not be obligated to pay any amounts pursuant to this Section 9.03(a) on account of Taxes.

(b) The Borrower agrees to indemnify the Agent, each Bank and each of their affiliates, officers, directors and employees (each, a “Covered Person”) and hold each Covered Person harmless from and against any and all Liabilities which may be incurred by or asserted or awarded against such Covered Person, in each case arising out of or in connection with any investigative, administrative or judicial proceeding (whether or not such Covered Person shall be designated a party thereto) relating to or arising out of this Agreement or the Loan Documents or any actual or proposed use of proceeds of Loans hereunder, provided that no Covered Person shall have the right to be indemnified hereunder for Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Covered Person’s gross negligence, bad faith or willful misconduct. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or other such amounts arising from any non-Tax claim.

SECTION 9.04. Setoff. During the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower (subject, in the case of State Street, to any agreements or limitations applicable to the Custodian’s rights with respect to any such deposits which are contained in, and solely to the extent that such deposits constitute collateral subject to, any control agreement (i) entered into prior to the date hereof

NEXPOINT CAPITAL, INC. CREDIT AGREEMENT

among the Custodian, the Borrower and one or more third parties or (ii) entered into hereafter among the Custodian, the Borrower and one or more third parties that does not contain a waiver or prohibition of State Street’s right of setoff with respect to such deposits) may be applied to or setoff by such Bank against the payment of the Obligations of the Borrower to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, or enforcement of a claim based on the Obligations owing to such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations owing to such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations owed to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations owing to it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or any of the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by each affected Bank (a) increase the Commitment Amount of any Bank (except as provided in Section 9.06(c) hereof) or subject any Bank to any additional obligation, (b) reduce or forgive the principal of or rate of interest on any Loan or any fees to the Banks hereunder (other than the application of the default rate of interest pursuant to Section 2.06(c) hereof), (c) postpone the date fixed for any payment of principal of or interest on any Loan or any fees to the Banks hereunder or for the termination of the Commitments (other than pursuant to Section 2.08(b) hereof), or (d) change the percentage of the Commitment Amounts or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement. No delay or omission on the part of any Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of such Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Banks

(b) Subject to clause (f) below, any Bank may at any time grant to one or more commercial banks (each a “Participant”) participating interests in its Commitment or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly

NEXPOINT CAPITAL, INC. CREDIT AGREEMENT

with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (a), (b), (c) or (d) of Section 9.05 hereof without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest; provided that no Participant shall be entitled to receive an amount greater than its pro rata share of any amount the selling Bank would have received hereunder had no participation been sold (and each Participant shall be required to satisfy any requirements the selling Bank is required to satisfy to receive such benefits). An assignment or other transfer which is not permitted by clause (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this clause (b). Each Bank that sells a participation, acting for this purpose as an agent of the Borrower, shall maintain a register for the recordation of the names and addresses of each Participant, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Participant pursuant to the terms hereof (the “Participant Register”). The entries in the Participant Register shall be conclusive in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(c) Subject to clause (f) below, any Bank may at any time assign to one or more banks (each an “Assignee”) all, or a proportionate amount of at least $5,000,000 of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance (each an “Assignment and Acceptance”) in substantially the form of Exhibit F attached hereto executed by such Assignee and such transferor Bank, with, if no Event of Default has occurred and is continuing, the written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, and of the Agent, which consent shall not be unreasonably withheld or delayed; provided that no such consent of the Borrower or the Agent shall be required if the Assignee is a Control Affiliate of the transferor Bank. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee with respect to the interest assigned, such Assignee shall be a Bank party to this Agreement (in addition to any interest of such Bank held prior to such assignment) and shall have all the rights and obligations of a Bank with the Commitment Amount as set forth in such instrument of assumption (in addition to any interest of such Bank held prior to such assignment), and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this clause (c), the transferor Bank, the Agent and the Borrower shall make appropriate

NEXPOINT CAPITAL, INC. CREDIT AGREEMENT

arrangements so that, if required, new Notes are issued to the Assignor and the Assignee, and the Agent shall be authorized to revise Schedule 1 to reflect such assignment and to circulate such revised Schedule 1 to the Banks and the Borrower, which revised Schedule 1 shall be deemed to be a part hereof and shall be incorporated by reference herein. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,000. The Assignee shall, prior to the date of consent of the Borrower to the assignment, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.12 hereof (and shall thereafter be subject to the requirements thereof).

(d) Without notice to or consent of any Person, any Bank may at any time assign all or any portion of its rights under this Agreement, and its Note, to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(e) No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 2.10(c) or Section 8.01 hereof than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent.

(f) No bank may become an Assignee pursuant to clause (c) above or an Additional Commitment Bank pursuant to Section 2.09 hereof unless such bank constitutes a “bank” (as such term is used in Section 18(f)(1) of the Investment Company Act) in the reasonable judgment of the Borrower and the Agent. No Person may become a Participant or an Assignee pursuant to clause (b) or (c) above or an Additional Commitment Bank pursuant to Section 2.09 hereof if that Person is an Affiliate of the Borrower.

(g) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of (and stated interest on) the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and the Banks, at any reasonable time and from time to time upon reasonable prior notice.

SECTION 9.07. Governing Law; Submission to Jurisdiction. This Agreement and each of the other loan documents are contracts under the laws of The Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of said Commonwealth of Massachusetts (excluding the laws applicable to conflicts of law). The Borrower agrees that any suit for the enforcement of this agreement or any of the other Loan Documents or any other action brought by such person arising hereunder or in any

NEXPOINT CAPITAL, INC. CREDIT AGREEMENT

way related to this agreement or any of the other Loan Documents whether sounding in contract, tort, equity or otherwise, shall be brought in the courts of The Commonwealth of Massachusetts or the federal court sitting therein, and consents to the exclusive jurisdiction of such court and the service of process in any suit being made upon such person by mail at the address specified in Section 9.01 hereof. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any suit brought in Suffolk County, Massachusetts or any court sitting therein or that a suit brought therein is brought in an inconvenient court. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent or any Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

SECTION 9.08. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

SECTION 9.09. Confidential Information. (a) Each Bank agrees that any information, documentation or materials provided by the Borrower or the Borrower’s Affiliates, employees, agents or representatives (“Representatives”) disclosing the portfolio holdings of the Borrower or disclosing other non-public information pursuant to this Agreement or the Loan Documents (“Confidential Material”), whether before or after the date of this Agreement, shall be treated confidentially, using the same degree of care that such Bank uses to protect its own similar material.

(b) Such Confidential Material may be disclosed to Representatives of each Bank who need to know such information in connection with the transactions contemplated herein or in connection with managing the relationship of such Bank or its Affiliates with the Borrower (it being understood that the Bank will inform such Representatives when such disclosure is made of the confidential nature of such information and will cause such Representatives to comply with the provisions of this Section 9.09) but shall not be disclosed to any third party and may not be used for purposes unrelated to the transactions contemplated by the Loan Documents, including without limitation for the purposes of buying or selling securities, including shares issued by the Borrower; provided, however, that the Banks may disclose Confidential Material to (i) the Federal Reserve Board pursuant to applicable rules and regulations promulgated by the Federal Reserve Board (which, as of the Effective Date, require a filing of a list of all Margin Stock which directly or indirectly secures a Loan), (ii) the extent required by statute, rule, regulation or judicial process, (iii) counsel for any of the Banks or the Agent in connection with this Agreement or any of the other Loan

NEXPOINT CAPITAL, INC. CREDIT AGREEMENT

Documents, (iv) bank examiners, auditors and accountants, or (v) any Assignee or Participant (or prospective Assignee or Participant) as long as such Assignee or Participant (or prospective Assignee or Participant) first agrees to be bound by the provisions of this Section 9.09.

Each Bank agrees to promptly provide such information as is reasonably requested by the Borrower in order for the Borrower to monitor (as required by applicable law) whether the Bank’s use of Confidential Material complies with this Section 9.09. Notwithstanding the foregoing, nothing in this Agreement or the Loan Documents shall prevent any of the parties hereto and their respective directors, officers, employees, agents and advisors from disclosing to any and all Persons the tax treatment and tax structure of the transactions contemplated by this Agreement.

SECTION 9.10. USA Patriot Act. Each Bank that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Agent, as applicable, to identify the Borrower in accordance with the Act.

SECTION 9.11. Miscellaneous. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Agreement and each of the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

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NEXPOINT CAPITAL, INC. CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto, intending this Agreement to take effect as a sealed instrument, have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NEXPOINT CAPITAL, INC.

By:
	Name:	Brian Mitts
	Title:	Vice President and Chief Financial Officer

STATE STREET BANK AND TRUST COMPANY, individually and as Agent

By:
	Name:	James H. Reichert
	Title:	Vice President

NEXPOINT CAPITAL, INC. CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto, intending this Agreement to take effect as a sealed instrument, have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NEXPOINT CAPITAL, INC.

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY, individually and as Agent

By:
	Name:	James H. Reichert
	Title:	Vice President

NEXPOINT CAPITAL, INC. CREDIT AGREEMENT

SCHEDULE 1

BORROWER:

NEXPOINT CAPITAL, INC.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Attention: Brian Mitts

Phone: 972-419-2556

Email: bmitts@highlandfunds.com

SCHEDULE I

BANKS:	COMMITMENT AMOUNT	COMMITMENT PERCENTAGE

STATE STREET BANK AND TRUST COMPANY	$25,000,000	100%

For funding or payment notices:

Domestic Lending Office:

Mutual Fund Lending Department

100 Huntington Avenue

Copley Place, Tower 2

Boston, MA 02116

Attn. Peter J. Connolly, Assistant Vice President

- CSU Manager

Tel: (617) 662-8588

Fax: (617) 988-6677

Email: ais-loanops-csu@statestreet.com, and

LIBOR Lending Office:

Mutual Fund Lending Department

100 Huntington Avenue

Copley Place, Tower 2

Boston, MA 02116

Attn. Peter J. Connolly, Assistant Vice President

- CSU Manager

Tel: (617) 662-8588

Fax: (617) 988-6677

Email: ais-loanops-csu@statestreet.com, and

For all other notices:

Mutual Fund Lending Department

100 Huntington Avenue

Copley Place Tower 2

Boston, MA 02116

Attn: James Reichert

Tel: (617) 662-8620

Fax: (617) 662-8665

SCHEDULE I

EXHIBIT A

FORM OF NOTE

U.S. $[ ]	, 20

FOR VALUE RECEIVED, NEXPOINT CAPITAL, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to [INSERT NAME OF BANK] (the “Bank”) at the head office of the Agent (as defined below) at Copley Place Tower 2, Boston, Massachusetts 02116:

(a) on the Termination Date (as defined in the Credit Agreement referred to below) the principal amount of [INSERT COMMITMENT AMOUNT] (U.S. $        ) or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank to the Borrower pursuant to the Credit Agreement, dated as of January 6, 2015 (as amended and in effect from time to time, the “Credit Agreement”), among the Borrower, the Bank, other banks parties thereto and State Street Bank and Trust Company, as agent (the “Agent”);

(b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

(c) interest on the principal balance hereof from time to time outstanding from the Effective Date (as defined in the Credit Agreement) through and including the Termination Date at the times and at the rates provided in the Credit Agreement.

This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any permitted holder hereof are entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any permitted holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the date of any Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans shall, absent manifest error, be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

EXHIBIT A – FORM OF NOTE

If any one or more of the Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 9.06 OF THE CREDIT AGREEMENT.

THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 9.01 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT BROUGHT IN SUFFOLK COUNTY, MASSACHUSETTS OR ANY SUCH COURT SITTING IN SUFFOLK COUNTY, MASSACHUSETTS OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. NOTHING IN THIS NOTE SHALL AFFECT ANY RIGHT THAT THE BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

[the remainder of this page has been intentionally left blank]

EXHIBIT A – FORM OF NOTE

IN WITNESS WHEREOF, the undersigned, intending this Note to take effect as a sealed instrument, has caused this Note to be signed as a as a document under seal in its name by its duly authorized officer as of the day and year first above written.

NEXPOINT CAPITAL, INC.

By:
Name:
Title:

EXHIBIT A – FORM OF NOTE

Date	Amount of Loan	Type of Loan	Amount of Principal Paid or Prepaid	Balance of Principal Unpaid	Notation Made By:

EXHIBIT B

FORM OF

NOTICE OF BORROWING

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY, as Agent

ATTN:	Peter J. Connolly
Assistant Vice President - CSU Manager
Tel: (617) 662-8588
Fax: (617) 988-6677
Email: ais-loanops-csu@statestreet.com and

FROM:	[ ]

Reference is hereby made to that certain Credit Agreement, dated as of January 6, 2015 (such agreement, as amended and in effect from time to time, the “Credit Agreement”), among NEXPOINT CAPITAL, INC., a Delaware corporation, the lending institutions referred to therein as Banks, and State Street Bank and Trust Company, as Agent. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Pursuant to Section 2.02(a) of the Credit Agreement, please make the Loans described below.

[Domestic][LIBOR] Business Day of proposed borrowing:

Amount of Loan requested:	$

Aggregate amount of Loans outstanding (after giving effect to the Loan requested hereby):	$

Maximum Loans per attached Borrowing Base Report:	$

[Interest Period:]

[Instructions for Wire to Third Party/Paying Agent:]

EXHIBIT B – FORM OF NOTICE OF BORROWING

Attached hereto is a Borrowing Base Report dated as of                     .

The undersigned hereby certifies that: (a) on the date of this notice and immediately after giving effect to the borrowing of the Loan(s) as set forth herein, the aggregate outstanding principal amount of the Loans do not and will not exceed the least of the Borrowing Base, the Aggregate Commitment Amount and the Maximum Amount, (b) the representations and warranties of the Borrower in Article IV of the Credit Agreement are true and correct in all material respects as of the date hereof and will be true and correct in all material respects immediately after giving effect to the borrowing of the Loan(s) as set forth herein, in each case except to the extent such representations and warranties expressly are expressly stated to have been made as of a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such specific date, and (c) no Default or Event of Default has occurred and is continuing or will occur immediately after giving effect to the borrowing, as set forth herein.

NEXPOINT CAPITAL, INC.

By:
Name:
Title:

EXHIBIT B – FORM OF NOTICE OF BORROWING

EXHIBIT C

FORM OF NOTICE OF CONVERSION

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY, as Agent

ATTN:	Peter J. Connolly
Assistant Vice President - CSU Manager
Tel: (617) 662-8588
Fax: (617) 988-6677
Email: ais-loanops-csu@statestreet.com and

FROM:	[ ]

Reference is hereby made to that certain Credit Agreement, dated as of January 6, 2015 (such agreement, as amended and in effect from time to time, the “Credit Agreement”), among NEXPOINT CAPITAL, INC., a Delaware corporation, the lending institutions referred to therein as Banks, and State Street Bank and Trust Company, as Agent. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Pursuant to Section 2.02(b) of the Credit Agreement, please convert or continue the following Loan as set forth below

Existing Loan		New Loan

Type	Amount	Continue As/Convert to	Amount	Date*	Interest Period
LIBOR	$	LIBOR	$
Base Rate	$	Base Rate	$		N/A
If LIBOR, last day of current Interest Period is:

The undersigned hereby certifies that: (a) on the date of this notice and immediately after giving effect to the conversion or continuation of the Loan(s) as set forth herein, the aggregate outstanding principal amount of the Loans do not and will not exceed the least of the Aggregate Commitment Amounts, the Borrowing Base and the Maximum Amount, and (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the other Loan Documents or will occur under the Credit Agreement or any of the other Loan Documents immediately after giving effect to the conversion or continuation of the Loan(s) as set forth herein.

EXHIBIT C – FORM OF NOTICE OF CONVERSION

NEXPOINT CAPITAL, INC.

By:
Name:
Title:

*	Must be a Domestic Business Day or a LIBOR Business Day, as applicable.

EXHIBIT C – FORM OF NOTICE OF CONVERSION

EXHIBIT D

FORM OF BORROWING BASE REPORT

Date

To each of the Banks referred

to below

c/o State Street Bank and

Trust Company, as Agent

100 Huntington Avenue

Boston, Massachusetts 02116

Attention:

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of January 6, 2015 (as amended and in effect from time to time, the “Credit Agreement”), by and among NEXPOINT CAPITAL, INC., a Delaware corporation (the “Borrower”), the lending institutions referred to therein as Banks (collectively, the “Banks”), and State Street Bank and Trust Company, as agent for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

This Borrowing Base Report is delivered to you [as part of a Notice of Borrowing] [pursuant to Section 5.01(c) of the Credit Agreement]. The undersigned hereby certifies to you that (a) Annex 1 is a true and accurate calculation of the Borrowing Base as at the end of [INSERT DATE], determined in accordance with the requirements of the Credit Agreement, and (b) Annex 2 is a true and accurate list of assets owned by the Borrower as of the date hereof which, pursuant to the provisions of this Section 2.3 of the Security Agreement, do not constitute Collateral.

NEXPOINT CAPITAL, INC.

By:
Name:
Title:

EXHIBIT D – FORM OF BORROWING BASE REPORT

Annex 1

to Borrowing Base Report

As of:

a) Total Assets	$

Total liabilities	$
Plus: Fair market value of assets pledged in excess of stated liability	$
Plus: Financial Contract Liability (without duplication)	$
Plus: Debt (without duplication)	$
Less: Senior Securities Representing Indebtedness	($	)

b) Total Liabilities:	$

Adjusted Net Assets (a minus b)	$

Borrowing Base shall equal the lesser of:

(i) 33 1/3% of Adjusted Net Assets	$

Or

(ii) The sum of:

Senior Loans:

75% of Eligible Senior Loans rated B- / B3 or better, trading ≥ 90% of par	$

60% of Eligible Senior Loans rated B- / B3 or better, trading ≥ 50% but < 90% of par	$

30% of Eligible Senior Loans rated CCC+ /Caa1 or better, trading ≥ 30% but < 90% of par	$

All other asset types:

90% of the sum of (i) Eligible Government Securities plus (ii) Eligible Commercial Paper rated A1 / P1 or better	$

80% of Eligible Domestic Debt Securities rated BBB- / Baa3 or better	$

80% of Eligible OECD Sovereign Debt Securities rated BBB- / Baa3 or better	$

80% of Eligible Guaranteed Debt Securities rated BBB- / Baa3 or better	$

70% of Eligible Domestic Debt Securities rated BB- / Ba3 or better (but below BBB- / Baa3)	$

60% of Eligible Domestic Debt Securities rated B- / B3 or better (but below BB- / Ba3)	$

50% of Eligible Common Securities	$

30% of High Yield Eligible Domestic Debt Securities	$

Sub-total	$

ANNEX I TO BORROWING BASE REPORT

Exclusions:

Highly Speculative Investments

(i) 20% of sub-total above	$

(ii) total market value of the sum of (a) all Eligible Commercial Paper, Eligible Domestic Debt Securities, Eligible Government Securities, Eligible Guaranteed Debt Securities, Eligible OECD Sovereign Debt Securities and Eligible Senior Loans, in each such case which has a market value less than 50% of the par value thereof, (b) all Eligible Senior Loans (i) that are unsecured loans or other extensions of credit, (ii) that are loans or other extensions of credit secured by a lien that is not a first perfected lien, or (iii) the issuer in respect of which is domiciled (or whose principal place of business is located) outside the United States, and (c) all High Yield Eligible Domestic Debt Securities

$

If (ii) is greater than (i), excess amount to be excluded from sub-total above	($	)

Single Non-U.S. Country

(i) 10% of sub-total above	$

(ii) total market value of investments in any single non-U.S. country included in sub-total above	$

If (ii) is greater than (i), excess amount to be excluded from sub-total above	($	)

Single Issuer

(i) 5% of sub-total above	$

(ii) total market value of securities attributable to any single issuer included in sub-total above	$

If (ii) is greater than (i), excess amount to be excluded from sub-total above	($	)

Sum:	$

All terms as defined in the credit agreement.

*	No asset shall be included in the calculation of the Borrowing Base if it constitutes an Illiquid Asset or an asset which is the subject of a reverse repurchase agreement, dollar roll or securities lending transaction.
**	Should any security or loan have multiple ratings, the lower rating shall prevail.

ANNEX I TO BORROWING BASE REPORT

Annex 2

to Borrowing Base Report

As of:

ANNEX II TO BORROWING BASE REPORT

EXHIBIT E

FORM OF

CERTIFICATE OF NO DEFAULT

Date:

Reference is made to the certain Credit Agreement, dated as of January 6, 2015 (as amended and in effect from time to time, the “Credit Agreement”), by and among NEXPOINT CAPITAL, INC., a Delaware corporation (the “Borrower”), the lending institutions referred to therein as Banks (collectively, the “Banks”), and State Street Bank and Trust Company, as agent for the Banks.

The undersigned officer of the Borrower hereby certifies as of the date hereof that he/she is an Authorized Signatory of the Borrower, and that, as such he/she is authorized to execute and deliver this Certificate to the Banks, and that:

The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision a detailed review of the transactions and conditions (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements and/or Borrowing Base Report.

To the best of the undersigned’s knowledge, the Borrower during such period has observed, performed or satisfied all of its covenants and other agreements and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Borrower and the undersigned has no knowledge of any Default or Event of Default.

IN WITNESS HEREOF, the undersigned has executed this Certificate as of                     .

By:
Name:
Title:

EXHIBIT E – FORM OF CERTIFICATE OF NO DEFAULT

EXHIBIT F

FORM OF

ASSIGNMENT AND ACCEPTANCE

Dated as of

Reference is made to the Credit Agreement, dated as of January 6, 2015 (as from time to time amended and in effect, the “Credit Agreement”), by and among NEXPOINT CAPITAL, INC., a Delaware corporation (the “Borrower”), the lending institutions referred to therein as Banks (collectively, the “Banks”) and State Street Bank and Trust Company, as agent (in such capacity, the “Agent”) for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

                                          (the “Assignor”) and                                          (the “Assignee”) hereby agree as follows:

§1. Assignors. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a [$        ] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to [    %] in respect of the Assignor’s Commitment Amount immediately prior to the Effective Date (as hereinafter defined).

§2. Assignor’s Representations. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its Commitment Amount is [$        ], its Commitment Percentage is [    %], the aggregate outstanding principal balance of its Loans equals [$        ], (in each case before giving effect to the assignment contemplated hereby and without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor’s Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Loans, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Loans of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Note delivered to it under the Credit Agreement.

EXHIBIT F – FORM OF ASSIGNMENT AND ACCEPTANCE

[The Assignor requests that the Borrower exchange the Assignor’s Note for new Notes payable to the Assignor and the Assignee as follows:]

[Notes Payable to:	Amount of Note:

Assignor	$
Assignee	$	]

§3. Assignee’s Representations. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (f) attaches hereto the form(s) required to be delivered by it pursuant to Section 2.12 of the Credit Agreement.

§4. Effective Date. The effective date for this Assignment and Acceptance shall be [                    ] (the “Effective Date”). Following the execution of this Assignment and Acceptance each party hereto shall deliver its duly executed counterpart hereof to the Agent for consent by the Agent (and the Borrower, if required by the Credit Agreement) and recording in the register by the Agent. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

§5. Rights Under Credit Agreement. Upon such acceptance and recording, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, provided that, without the Borrower’s prior written consent, the Assignee shall not be entitled to receive any greater payment under Section 2.10(c) or Section 8.01 of the Credit Agreement than the Assignor would have been entitled to receive with respect to the rights transferred, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 9.03 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

EXHIBIT F – FORM OF ASSIGNMENT AND ACCEPTANCE

§6. Payments. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

§7. Governing Law. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

§8. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

EXHIBIT F – FORM OF ASSIGNMENT AND ACCEPTANCE

CONSENTED TO:

[NEXPOINT CAPITAL, INC.

By:
Name:
Title:]

STATE STREET BANK AND TRUST COMPANY, as Agent

By:
Name:
Title:

EXHIBIT F – FORM OF ASSIGNMENT AND ACCEPTANCE

EXHIBIT G

FORM OF

PERFECTION CERTIFICATE

The undersigned, the                                          of NEXPOINT CAPITAL, INC., a Delaware Corporation (the “Company”), hereby certifies, with reference to a certain Security Agreement dated as of January 6, 2015 (terms defined in such Security Agreement having the same meanings herein as specified therein), between the Company and STATE STREET BANK AND TRUST COMPANY, in its capacity as agent (in such capacity, the “Agent”), to the Agent as follows:

1.	Name.

The exact legal name of the Company as that name appears on its [FORMATION DOCUMENT] is as follows:

Source:	UCC § 9-503(a).

2.	Other Identifying Factors.

(a) The following is the mailing address of the Company:

Source:	UCC § 9-516(b)(5)(A).

(b) If different from its mailing address, the Company’s place of business or, if more than one, its chief executive office is located at the following address:

Address	County	State

Source:	UCC §§ 9-301(1) and 9-307; former UCC §§ 9-103(3), 9-103(4), 9- 401(6).

(c) The following is the type of organization of the Company:

Source:	UCC § 9-516(b)(5)(C).

(d) The following is the jurisdiction of the Company’s organization:

Source:	UCC § 9-516(b)(5)(C).

(e) The following is the Company’s state issued organizational identification number [state “None” if the state does not issue such a number]:

Source:	UCC § 9-9-516(b)(5)(C).

EXHIBIT G – FORM OF PERFECTION CERTIFICATE

3.	Other Names, Etc.

(a) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

Source:	UCC § 9-507(c); former UCC § 9-402(7) (second and third sentences).

(b) Attached hereto as Schedule 3 is the information required in § 2 for any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

Source:	UCC § 9-316; former UCC § 9-402(7) (second and third sentences).

4.	Other Current Locations.

(a) The following are all other locations in the United States of America in which the Company maintains any books or records relating to any of the Collateral:

Address	County	State

Source:	UCC §§ 9-301(2) and (3); former UCC §§ 9-103(3), 9-103(4), 9-401(6).

(b) The following are all other places of business of the Company in the United States of America:

Address	County	State

Source:	UCC §§ 9-301(2) and (3); former UCC §§ 9-103(1) and 9-401(1) (Third Alternative).

EXHIBIT G – FORM OF PERFECTION CERTIFICATE

(c) The following are the names and addresses of all persons or entities other than the Company which have possession or are intended to have possession of any of the Collateral consisting of instruments or chattel paper:

Source:	UCC §§ 9-301(2) and (3), 9-312 and 9-313; former UCC §§ 9-103(1), 9- 103(4), 9-304(2) and 9-304(3); see also former UCC §§ 2-326(3), 9-114, 9-305, 9-308 and 9-408.

5.	Prior Locations.

(a) Set forth below is the information required by § 4(a) or (b) with respect to each location or place of business previously maintained by the Company at any time during the past five years in a state in which the Company has previously maintained a location or place of business at any time during the past four months:

Address	County	State

Source:	Former UCC §§ 9-103(3)(e) and 9-401(3).

IN WITNESS WHEREOF, I have hereunto signed this Certificate on [                    ].

Name:
Title:

EXHIBIT G – FORM OF PERFECTION CERTIFICATE